As filed with the Securities and Exchange Commission on February __, 2004
                           Registration No. 333-43770
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             SLS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        3651                52-2258371
          --------                        ----                ----------
(State or Other Jurisdiction of    (Primary Standard        (I.R.S. Employer
Incorporation or Organization)  Industrial Classification Identification Number)
                                      Code Number)

          3119 SOUTH SCENIC, SPRINGFIELD, MISSOURI 65807 (417)883-4549 (Address and telephone number of principal executive offices)


   JOHN M. GOTT, 3119 SOUTH SCENIC, SPRINGFIELD, MISSOURI 65807 (417)883-4549
   --------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


             JEFFRY M. MATTSON, FREEBORN & PETERS, 311 SOUTH WACKER
                  DRIVE, CHICAGO, IL 60606-6677 (Name, address,
                     and telephone number for copies of all
                                 communications)

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            -------------------------

                         CALCULATION OF REGISTRATION FEE


------------------------------------ -------------------- ------------------- -------------------- -----------------
                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF               AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED           PER SHARE(1)        PRICE(1)             FEE(1)
------------------------------------ -------------------- ------------------- -------------------- -----------------
Units (1)                            4,000,000            $.25                $1,000,000           $264.00
------------------------------------ -------------------- ------------------- -------------------- -----------------
Common Stock,                        4,000,000            (2)                 (2)                  (2)
$.001 par value
------------------------------------ -------------------- ------------------- -------------------- -----------------
Class A Warrants                     4,000,000            (2)                 (2)                  (2)
------------------------------------ -------------------- ------------------- -------------------- -----------------
Class B Warrants                     4,000,000            (2)                 (2)                  (2)
------------------------------------ -------------------- ------------------- -------------------- -----------------
Common Stock,                        4,000,000            .50                 $2,000,000           $528.00
$.001 par value(3)
------------------------------------ -------------------- ------------------- -------------------- -----------------
Common Stock                         4,000,000            $3.00               $12,000,000          $3,168.00
$.001 par value(4)
------------------------------------ -------------------- ------------------- -------------------- -----------------
Total                                                                                              $3,960.000
=====                                                                                              ==========
------------------------------------ -------------------- ------------------- -------------------- -----------------

    (1)  Estimated solely for the purpose of calculating the registration fee.
    (2)  Included in the Units. No additional registration fee is required.
    (3)  Issuable upon exercise of the Class A Warrants.
    (4)  Issuable upon exercise of the Class B Warrants.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                   PROSPECTUS
                             SLS INTERNATIONAL, INC.

  4,000,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF CLASS A WARRANTS,
                           ISSUABLE AT $0.50 PER SHARE
           (INCLUDING A RESCISSION OFFER FOR 2,386,000 OF SUCH SHARES)

  4,000,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF CLASS B WARRANTS,
                           ISSUABLE AT $3.00 PER SHARE
            (INCLUDING A RESCISSION OFFER FOR 49,800 OF SUCH SHARES)

         We sold the Class A Warrants and Class B Warrants as part of a sale of Units that was completed in May 2001. Each warrant represents a right to purchase one share of our common stock. The Class A Warrants were originally exercisable for six months at a price of $.50 per share. Each Class B Warrant was originally exercisable for two years after exercise of the attached Class A Warrant. Through a series of extensions, the Class A Warrants and Class B Warrants are now exercisable through August 4, 2004. Unless the Class A Warrant is exercised prior to such date, the Class B Warrant is not separable from the Class A Warrant. Upon exercise of the Class A Warrant, the Class B Warrant will become separable and exercisable at a price of $3.00 per share. We will receive all proceeds from sales of the common stock upon exercise of the Class A Warrants and Class B Warrants.

The Rescission Offer:
--------------------
         We are offering to repurchase 2,435,800 shares of our common stock from warrant holders who purchased those shares upon exercise of our Class A Warrants and Class B Warrants between May 1, 2002 and the date of this prospectus. The repurchase price for the shares subject to our rescission offer is $0.50 per share for shares issued upon exercise of Class A Warrants and $3.00 per share for shares issued upon exercise of Class B Warrants, plus any interest required by state law. The maximum aggregate purchase price, excluding interest, estimated to be payable if the rescission offer is accepted in full is $1,342,400. The rescission offer expires, with respect to each warrant holder, thirty days after such holder's receipt of the offer.

         Our common stock is traded on the over-the-counter bulletin board under the symbol SITI.OB. On January 27, 2004, the closing bid price of our common stock on the over-the-counter bulletin board was $3.45. You should obtain current market price quotations before deciding whether to exercise your warrants or deciding whether to accept the rescission offer.

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORY AUTHORITIES HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             SLS INTERNATIONAL, INC.
                                3119 South Scenic
                           Springfield, Missouri 65807
                                 (417) 883-4549

                The date of this prospectus is ____________, 2004

                                TABLE OF CONTENTS

                                                                                                                                PAGE

QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER...................................................................................1
PROSPECTUS SUMMARY.................................................................................................................2
RISK FACTORS.......................................................................................................................4
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................................7
MARKET FOR SLS SHARES.............................................................................................................12
FORWARD-LOOKING INFORMATION.......................................................................................................13
DILUTION..........................................................................................................................13
DETERMINATION OF OFFERING PRICE...................................................................................................15
USE OF PROCEEDS...................................................................................................................15
BUSINESS..........................................................................................................................16
MANAGEMENT........................................................................................................................25
PRINCIPAL STOCKHOLDERS............................................................................................................27
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS...................................................................................28
PLAN OF DISTRIBUTION..............................................................................................................28
THE RESCISSION OFFER..............................................................................................................28
DESCRIPTION OF CAPITAL STOCK......................................................................................................29
SHARES ELIGIBLE FOR FUTURE SALE...................................................................................................33
LEGAL MATTERS.....................................................................................................................33
EXPERTS...........................................................................................................................33
FURTHER INFORMATION...............................................................................................................33
INDEX TO FINANCIAL STATEMENTS....................................................................................................F-1


                QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

Q:       WHY ARE YOU MAKING THE RESCISSION OFFER?

A. The issuance of shares in connection with the exercise of Class A Warrants and Class B Warrants during the period from May 1, 2002 through the date of this prospectus may not have complied with the Securities Act of 1933, as amended, because the registration statement filed with the SEC for those stock issuances was not amended to include our most recent audited financial statements. As a result, we are offering for the purchasers of those shares to rescind their purchases.

Q:       WHAT WILL I RECEIVE IF I ACCEPT THE RESCISSION OFFER?

A: If you accept our rescission offer, we will repurchase the shares you received upon exercise of the warrants at the exercise price per share you paid to us plus interest from the date of exercise. If you have sold the shares you received upon exercises of warrants during the period from May 1, 2002 through the date of this prospectus, we will reimburse the amount of the loss upon such sale plus interest from the date of sale. If the shares were sold at a gain, you would have no damages and would therefore not be entitled to accept the rescission offer.

Q:       WHEN DOES THE RESCISSION OFFER EXPIRE?

A: Our rescission offer expires, with respect to each warrant holder, thirty days after such holder's receipt of the offer.

Q:       WHAT DO I NEED TO DO NOW TO ACCEPT THE RESCISSION OFFER?

A: You should complete, sign, and date the accompanying letter and return it to us, together with your stock certificates for the shares you want us to repurchase, in the enclosed return envelope prior to the expiration date.

Q:       WHAT HAPPENS IF I DON'T RETURN THE ATTACHED LETTER?

A: If you do not return the attached letter before the expiration date of our rescission offer, you will be deemed to have rejected our offer.

Q:       CAN I CHANGE MY MIND AFTER I HAVE MAILED THE ATTACHED LETTER?

A: Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new letter.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: You can call John Gott of SLS International, Inc. at 800/776-4549 with any questions about the rescission offer.

                               PROSPECTUS SUMMARY

         This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including "Risk Factors" and the consolidated financial statements before making an investment decision.

THE COMPANY

         We manufacture premium-quality loudspeakers and sell them through our dealer networks. The speakers use our proprietary ribbon-driver technology and are generally recognized in the industry as high-quality systems. We sell a Professional Line of loudspeakers, a Commercial Line of loudspeakers, and Home Theatre systems. Our executive offices are located at 3119 South Scenic, Springfield, Missouri, 65807, with telephone number (417)883-4549.

THE OFFERING

         We offered and, on May 2, 2001, sold 4,000,000 units, each unit consisting of one share of common stock, one Class A Warrant and one Class B Warrant. We are offering 8,000,000 shares of common stock for sale upon the exercise of the outstanding Class A Warrants at a price of $0.50 per share and upon the exercise of the outstanding Class B Warrants at a price of $3.00 per share commencing on the date of this prospectus until August 4, 2004, unless further extended, which date shall be the termination date of the offering.

         o        Class A Warrants are exercisable at $0.50.
         o Class A Warrant must be exercised or the Class B Warrant becomes void.
         o Class B Warrant becomes separable from the Class A Warrant only after Class A Warrant is exercised.
         o After Class A Warrant is exercised, the Class B Warrant becomes exercisable at a price of $3.00 per share.

(See "Description of Securities")

         Our officers, directors, principal stockholders and their affiliates holding warrants may purchase common stock in this offering on the same terms as other investors holding Class A or Class B Warrants. Such shares will be purchased by them for investment and not with a view to resale. There are no limits as to the amount the officers, directors or principal stockholders may purchase.

THE RESCISSION OFFER

         Included in the shares offered hereby are 2,435,800 shares of stock for which we are making an offer of rescission. From May 1, 2002 through the date of this prospectus, warrant holders exercised 2,394,000 Class A Warrants and 49,800 Class B Warrants for a total of 2,443,800 shares of common stock. We confirmed that two warrant holders sold 8,000 of the shares received upon exercise of the Class A Warrants at a gain, and we therefore excluded those shares from the rescission offer. The warrant holders paid an aggregate of $1,342,400 for the exercises of the 2,435,800 Class A Warrants and 49,800 Class B Warrants. During such period, the registration statement that we filed with the U.S. Securities and Exchange Commission to register the common stock issuable upon exercise of the warrants may not have been "current" because it had not been amended to include our most recent audited financial statements.

         As a result, we are offering rescission of warrant exercises to all warrant holders who exercised warrants during the period from May 1, 2002 through the date of this prospectus (excluding the 8,000 shares described above), for a total of $1,342,400 plus any interest required by state law. Since the closing bid price of our common stock on January 27, 2004 was $3.45, and the rescission offer is being made at the exercise prices of $0.50 per share for Class A Warrants and $3.00 per share for Class B Warrants, we believe that it is unlikely that any warrant holders, and particularly the holders who exercised Class A Warrants, will accept the rescission offer. If all holders who exercised Class B Warrants accept the rescission offer, we will be required to pay $149,400 plus interest for such rescissions.

USE OF PROCEEDS

         Through the date of this prospectus, 3,266,000 Class A Warrants and 49,800 Class B Warrants have been exercised. If all of the remaining 734,000 Class A Warrants and 3,950,200 Class B Warrants are exercised, we will receive gross proceeds of $12,217,600. After deducting estimated fees for legal and accounting and miscellaneous expenses of the offering of $50,000, we will receive net proceeds of approximately $12,167,600. The net proceeds realized from the offering will be used for equipment; research and development; sales, marketing and advertising; inventory; and working capital.

REGISTRAR AND TRANSFER AGENT

         We have appointed Standard Registrar & Transfer of Salt Lake City, Utah, as our transfer agent and warrant agent for the registration, issuance and transfer of our shares of common stock issuable upon exercise the Class A and Class B Warrants.

MARKET STATUS FOR SLS SECURITIES

         Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board under the symbol "SITI.OB." On January 27, 2004, the last reported sale price for our common stock as reported on the Nasdaq Over-The-Counter Bulletin Board was $3.45 per share.

OUTSTANDING SHARES

         We had 28,616,128 shares of common stock outstanding on January 27, 2004 which includes 3,315,800 shares issued following the exercise of Class A and Class B Warrants. 734,000 Class A Warrants and 3,950,200 Class B Warrants remained outstanding on January 27, 2004. Assuming exercise of all such Class A and Class B Warrants, we would have 33,300,328 shares of common stock outstanding, based upon the number outstanding on January 27, 2004.

SUMMARY CONSOLIDATED FINANCIAL DATA

                                  BALANCE SHEET

                                          September 30, 2003   December 31, 2002
                                          ------------------   -----------------
                                             (unaudited)
Current Assets                               $ 2,789,190         $   437,773
Net Fixed Assets                             $    61,377         $    26,224
Total Assets                                 $ 2,850,567         $   463,997
Current Liabilities                          $   407,561         $ 1,026,259
Total Stockholders Equity / (Deficit)        $ 2,443,006         $  (562,262)


                             STATEMENT OF OPERATIONS

                              Nine Months Ended        Year Ended             Year Ended
                              September 30, 2003    December 31, 2002     December 31, 2001
                              ------------------    -----------------     -----------------
                                 (unaudited)

Revenues                         $   650,044           $   790,582           $   353,797
Gross Profit                     $   365,682           $   253,339           $    66,873
Loss from Operations             $(2,866,538)          $(2,215,226)          $(1,001,462)
Other Income (Expense)           $    99,054           $   (27,099)          $   (38,712)
Loss before income tax           $(2,767,484)          $(2,242,325)          $(1,040,174)
Benefit from income tax          $      --             $      --             $      --
Net Loss                         $(2,767,484)          $(2,242,325)          $(1,040,174)

         We anticipate that in the future, we will make significant investments in marketing, product development and capital equipment.

                                  RISK FACTORS

         An investment in our common stock involves various risks, including those described in the risk factors below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in our common stock. If any of the following risks, or any other risks not described below, develop into actual events, then our business, financial condition, results of operations, or prospects could be materially adversely affected, the market price of our common stock could decline further and you could lose all or part of your investment.

WE HAVE A HISTORY OF LOSSES AND MAY NOT BE PROFITABLE IN THE FUTURE IF WE DO NOT ACHIEVE SUFFICIENT REVENUE TO ABSORB RECENT AND PLANNED EXPENDITURES.

         We have experienced significant operating losses since investing in the development of ribbon driver technology in 1998 and, through December 31, 2002, have an accumulated retained deficit of approximately $5,065,782. If we do not achieve continued revenue growth sufficient to absorb our recent and planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

WE WILL DEPEND ON ADDITIONAL CAPITAL.

         Our ability to implement our strategy and expand our operations largely depends on our access to capital. To implement our long-term strategy, we plan to make ongoing expenditures for the expansion and improvement of our product line and the promotion of our products. To date, we have financed our operations primarily through sales of equity and the issuance of notes. We will need to issue additional equity or other securities to obtain the financing required to continue our operations. However, additional capital may not be available on terms acceptable to us. Our failure to obtain sufficient additional capital could curtail or alter our growth strategy or delay needed capital expenditures.

OUR DEPENDENCE UPON THIRD-PARTY DEALERS FOR SALES MAKES US VULNERABLE TO THE EFFORTS OF OTHERS WHICH ARE BEYOND OUR CONTROL.

         Our distributors may not continue their current relationships with us and they may give higher priority to the sale of our competitors' products. In addition, effective distributors must devote significant technical, marketing and sales resources to an often lengthy sales cycle. Our current and future distributors may not devote sufficient resources to market our products effectively and economic or industry conditions may adversely affect their ability to market or sell for us. A reduction in sales efforts or a discontinuation of distribution of our products by any distributor could lead to reduced sales and loss of profits.

WE MAY NOT GAIN MARKET ACCEPTANCE OF OUR RIBBON DRIVER TECHNOLOGY.

         We believe that revenues from our ribbon driver product line will account for a material portion of our revenue for the foreseeable future. Our future financial performance will depend on the market acceptance of our ribbon driver technology and products. The market for sound systems is sustained by ongoing technological developments, frequent new product announcements and introductions, evolving industry standards and changing customer requirements. To date, we have had limited sales of products containing our new technology ribbon drivers. If our ribbon driver technology and product line do not gain sufficient positive market acceptance, we may not achieve anticipated revenue, profits or continued viability.

IN THE LOUDSPEAKER MARKET, WE ARE SUBJECT TO INTENSE COMPETITION.

         Although the market for our ribbon driver loudspeaker products is relatively new and emerging, the markets for our products are extremely competitive and we expect such competition to increase. The market for sound enhancement products in general is intensely competitive and sensitive to new product introductions or enhancements and marketing efforts by our competitors. We expect to experience increasing levels of competition in the future. Although we have attempted to design our loudspeaker systems to compete favorably with competitive products, we may not be able to establish and maintain our competitive position against current or potential competitors. Aggressive competition could cause us to have sales and profitability below expectations.

IF WE ARE UNABLE TO HIRE OR RETAIN QUALIFIED AND SKILLED PERSONNEL AS NECESSARY, WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS OR SUCCESSFULLY MANAGE OUR BUSINESS.

         We believe our success will depend in large part upon our ability to identify, attract and retain highly skilled managerial, engineering, sales and marketing, finance and operations personnel. However, we may not be successful in identifying, attracting and retaining such personnel. Our success also depends to a great degree upon the continued contributions of our key management, engineering, sales and marketing, finance and manufacturing personnel, many of whom would be difficult to replace. In particular, we believe that our future success depends on John Gott, Chief Executive Officer. We presently do not maintain key person life insurance on Mr. Gott, and we presently do not have an employment contract with him. If we experience the loss of the services of any of our key personnel, we may be unable to identify, attract or retain qualified personnel in the future. This could make it difficult for us to manage our business and meet key objectives, or achieve or sustain profits.

OUR RECURRING LOSSES AND DEPENDENCE UPON ADDITIONAL FINANCING HAVE CAUSED OUR AUDITORS TO ISSUE A STATEMENT INDICATING SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The accountants' audit report on our financial statements for the year ended December 31, 2002 included a statement that, because of recurring losses and our dependency on the sale of securities or obtaining additional debt financing, there was a substantial doubt about our ability to continue as a going concern. If we are unable to raise additional financing to cover operating expenses and derive additional revenue from sales, we may no longer be a viable business.

SINCE OUR COMMON STOCK IS THINLY TRADED, IT CAN BE SUBJECT TO EXTREME RISES OR DECLINES IN PRICE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID.

         You may have difficulty reselling the shares of our common stock. You may not be able to resell your shares at or above the price you paid, or at a fair market value. The stock markets have recently experienced significant price and volume changes that are not related to the operating performance of individual companies. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company.

OUR PATENT APPLICATION MAY NOT BE ISSUED AND EVEN IF IT IS ISSUED, WE STILL MAY NOT BE ABLE TO ADEQUATELY PROTECT THE PATENT OR OUR OTHER INTELLECTUAL PROPERTY.

         In September 2002, we filed a U.S. patent application on our proprietary ribbon driver technology. Our success will depend in significant part on our ability to obtain, preserve and defend U.S. patent protection for this technology. The patent may not be issued from the patent application. The issuance of a patent is not conclusive as to its validity or enforceability and, if a patent is issued, it is uncertain how much protection, if any, will be given to our patent if we attempt to enforce it. Litigation, which could be costly and time consuming, may be necessary to enforce any patent issued in the future or to determine the scope and validity of the proprietary rights of third parties. A competitor may successfully challenge the validity or enforceability of our patent or challenge the extent of the patent's coverage. If the outcome of litigation is adverse to us, third parties may be able to use our patented technology without payment to us. Even if we are successful in defending such litigation, the cost of litigation to uphold the patent can be substantial.

         It is possible that competitors may infringe our patents or successfully avoid them through design innovation. To stop these activities we may need to file a lawsuit. These lawsuits are expensive and would consume time and other resources. In addition, there is a risk that a court would decide that our patent is not valid, that we do not have the right to stop the other party from using the inventions, or that the competitor's activities do not infringe our patent.

         Our competitive position is also dependent upon unpatented technology and trade secrets, which may be difficult to protect. Others may independently develop substantially equivalent proprietary information and techniques that would legally circumvent our intellectual property rights. Currently, we have not registered any potential trademarks and we may not be able to obtain registration for such trademarks.

THE USE OF OUR TECHNOLOGIES COULD POTENTIALLY CONFLICT WITH THE RIGHTS OF
OTHERS.

         Our competitors, or others, may have or may acquire patent rights that they could enforce against us. If our products conflict with patent rights of others, third parties could bring legal actions against us or our suppliers or customers, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to alter our products or obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any legal action and a required license under the patent may not be available on acceptable terms or at all. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial.

WE MUST EXPAND OUR OPERATIONS TO COMMERCIALIZE OUR PRODUCTS, WHICH WE MAY NOT BE ABLE TO DO.

         We will need to expand and effectively manage our operations and facilities to successfully pursue and complete our commercialization efforts. We will need to add personnel, including management, and expand our capabilities, which may strain our existing managerial, operational, financial and other resources. To compete effectively and manage our growth, we must train, manage and motivate a substantially larger employee base, accurately forecast demand for our products and implement operational, financial and management information systems. In the event that we fail to expand or manage our growth effectively or if we cannot recruit qualified employees, our commercialization efforts could be curtailed or delayed.

WE MAY ACQUIRE OTHER BUSINESSES OR TECHNOLOGIES, AND WE MAY NOT BE ABLE TO INTEGRATE AND OPERATE THE ACQUISITIONS.

         From time to time, we have considered the acquisition of other businesses or other technologies, and we continue to consider such acquisitions as opportunities arise. Some of these businesses and technologies are directly related to our business and others are not. If we make any such acquisitions, we may not be able to efficiently combine our operations with those of the businesses or technologies we acquire without encountering difficulties. These difficulties could result from a variety of issues, including incompatible operating practices, corporate cultures, product lines, or technologies. As a result, we may have difficulties in integrating, managing and operating the acquired businesses and technologies.

FUTURE SALES OF COMMON STOCK COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

         Future sales of substantial amounts of our common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise could have a material adverse impact on the market price for the common stock at the time. There are presently approximately 14,365,736 outstanding shares of our common stock held by stockholders that are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has held the stock for one-year may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of 1% of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a non-affiliate who has held the security for two years. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

         We manufacture premium-quality loudspeakers and sell them through our dealer networks. The speakers use our proprietary ribbon-driver technology and are generally recognized in the industry as high-quality systems. We sell a Professional Line of loudspeakers, a Commercial Line of loudspeakers, and Home Theatre systems.

         From the early 1970's through 1999 we derived substantially all of our revenue from marketing, renting, selling and installing sound and lighting systems. In June 1999, due to the favorable customer acceptance of our custom-designed loudspeaker systems, we ceased these historical operations and began focusing all efforts towards becoming a loudspeaker manufacturer and selling to dealers and contractors on a wholesale basis. As a result, we have been essentially in a development stage, as we are bringing to market products that we introduced in 2000 and 2001 and designing and bringing to market additional products.

         In June 2000, we asked dealers and distributors to sell our Professional Line of products. These dealers and distributors started to form our current network of approximately 50 dealers and 7 foreign distributors and we began shipping to them. However, most of the Professional Line required new ribbon drivers that we completed and implemented into the product line in early 2001.

         In September 2000, we introduced our Home Theatre systems, and sales for those systems began immediately. From September through December 2000, we added 20 new Home Theatre dealers in the US and began marketing efforts to establish distributors and dealers outside the US.

         In June 2001, we introduced a Commercial Line of loudspeakers that utilize our PRD500 Ribbon Driver and, in September 2001, we finished the development of our PRD1000 Ribbon Driver and began implementing it into our Professional Line. Our PRD drivers, which we manufacture, upgraded the previous drivers that we purchased from third-party manufacturers; and our cost is approximately one-sixth of the price that we had been paying for the previous drivers.

         SLS International, Inc. was formed on July 25, 2000 and had no previous operations. On the same date, this corporation merged with Sound and Lighting Specialist Inc., its sole stockholder, and SLS International, Inc. was the surviving corporation. All of the financial information reported for periods prior to the merger are the results of operations of Sound and Lighting Specialist, Inc. All of the operating activity reported for periods after the merger are the results of operations of SLS International, Inc. The information in this section should be read together with the financial statements, the accompanying notes to the financial statements and other sections included in this report.

YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
---------------------------------------------------

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001. For the year ended December 31, 2002, revenue increased to $790,582 from $353,797 in 2001, as a result of the further roll-out of our product line and customer acceptance of our products. Gross profit percentage increased to 32% in 2002 compared to 19% in 2001, primarily as a result of our conversion to in-house manufacturing of our ribbon drivers from our previous outsourcing of such components. In 2002, despite the increased revenue and improved gross profit percentage, we reported a net loss of $2,242,325 as compared to a net loss of $1,040,174 in 2001. The greater net loss was primarily the result of increased general and administrative expenses, as discussed below.

         General and administrative expenses for 2002 increased to $2,468,565 from $1,068,335 in 2001, primarily as a result of the write-off of $203,831 of bad debt expense (compared to $4,000 in 2001) and $1,074,229 of non-cash expenses amortized in 2002 reflecting a portion of the fair value of stock and options issued under consulting agreements entered into during 2001 and 2002. A total of $1,599,213 in expenses were accrued under these consulting agreements, and the unamortized portion ($524,984) of such expenses will be amortized in future periods. Other factors causing the increase in general and administrative expenses include a new employee handling our development of a transducer, a new controller for our financial operations, a new national sales manager, increased trade show participation to promote our products, and cash expenses for consultants targeted toward increased exposure and relations with top musical artists. Also, during the 2002 third quarter, we increased the size of our leased facility, thereby increasing our monthly lease costs, which will increase our capacity to satisfy the expected growth in revenue. Partially offsetting these increases was the elimination of legal, accounting, consulting and other costs incurred as a result of our 2001 public offering.

         Interest expense decreased to $33,306 in 2002 as compared to $46,011 in 2001, due to decreased borrowings.

         YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000. For the year ended December 31, 2001, revenue increased to $353,797 from $163,350 in 2000, since 2001 was our first full year of sales of several products following a partial year in 2000, and 2001 was the initial year for sales of other products. In addition, sales of all products have increased steadily since their introduction. In 2001, despite the increased revenue, we reported a net loss of $1,040,174 as compared to a net loss of $781,710 in 2000. The greater net loss was the result of increased general and administrative expenses and to a lesser extent increased interest expense.

         General and administrative expense for the year ended December 31, 2001 increased to $1,068,335 from $813,571 in 2000, primarily as a result of a new employee handling our development of a transducer, a new controller for our financial operations, increased trade show participation to promote our products, and the additional legal, accounting, consulting and other costs incurred as a result of our 2001 public offering.

         Interest expense increased to $46,011 in 2001 as compared to $27,126 in fiscal 2000, due to increased borrowings.

FINANCIAL CONDITION

         On December 31, 2002, our current liabilities exceeded current assets by $588,486 compared to $296,734 on December 31, 2001. Total liabilities exceeded net assets on December 31, 2002 by $562,262, as compared to $262,166 on December 31, 2001. The increased working capital deficit was due primarily to increases in accounts payable and other increased liabilities incurred from our expanding operations, and decreases in cash. These factors were partially offset by an increase in inventory and accounts receivable, funded in large part by the sales of equity described below, as well as increases in accounts payable and accrued liabilities. The changes in these items were the result of our net loss from operations in 2002.

         We have experienced operating losses and negative cash flows from operating activities in all recent years. The losses have been incurred due to the development time and costs in bringing our products through engineering and to the marketplace. In addition we have not paid notes payable and accounts payable on due dates. The report of our accountants contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern.

         In 2002 and 2001, we entered into consulting agreements that required us to issue an aggregate of 2,495,000 shares of common stock, options to purchase 100,000 shares of Class A preferred stock at an exercise price of $2.50 per share (each such share of preferred stock converts into 10 shares of common stock), and options to purchase 500,000 shares of our common stock at $0.30 per share. Total expenses under such agreements are $1,599,213, $1,074,229 of which is reflected as amortized expenses in 2002 and the remainder of which is to be amortized in subsequent periods over the respective terms of such agreements. The difference between such total expenses and the amount amortized is reflected as unamortized cost of stock issued for services on the balance sheet. We also recorded $3,000 of cash and $27,000 of notes receivable received from such consultants. The notes receivable were then written off as bad debt expense in the quarter ended March 31, 2002.

         We are experiencing significant cash shortages; we had $4,240 in cash on December 31, 2002. In order to continue operations, we have been dependent on raising additional funds and have continued to sell preferred stock in the beginning of 2003 to raise capital. In 2002 we privately sold preferred stock for a total of $787,500, and through March 2003 we sold an additional $82,350. In addition, we have outstanding warrants, which, upon exercise, provided additional funding of $50,500 in 2002.

         Accounts receivable increased due to increased sales. However, the increase would have been greater if we had not taken an allowance of $132,396.

         Notes payable increased to $414,720 on December 31, 2002. One note totaling $2,087 is secured with equipment; and most of the remaining borrowings are from individuals, are unsecured and matured in the first quarter of 2002. However, these notes are payable to existing shareholders that are not making a demand on the notes and will continue to accrue interest at 7% (10% in the case of a note with a principal amount of $50,000) for an indefinite period of time. We expect that these shareholders will continue to permit these notes to remain outstanding, but they have the right to demand full payment at any time and they may do so, which would have a material adverse effect on our financial condition.

         There is intense competition in the speaker business with other companies that are much larger and national in scope and have greater financial resources than we have. We will require additional capital to continue our growth in the wholesale speaker market. We are relying upon our ability to obtain the necessary financing through the issuance of equity and upon our relationships with our lenders to sustain our viability.

         In the past, we have been able to privately borrow money from individuals by the issuance of notes and have sold our common stock to raise capital. We intend to continue to do so as needed. However, we cannot be certain that we will continue to be able to successfully obtain such financing. If we fail to do so, we may be unable to continue as a viable business.

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003
------------------------------------------------

RESULTS OF OPERATIONS

         QUARTER ENDED SEPTEMBER 30, 2003 AS COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2002. For the quarter ended September 30, 2003, revenue increased to $268,023 from $161,688 in 2002, a 66% increase, resulting primarily from the expansion of our loudspeaker product line and the continued growth in sales of our loudspeakers. Our gross profit percentage increased to approximately 52% in the 2003 period from approximately 23% in the 2002 period, primarily as a result of continued improvement in efficiency as we increase revenue and increased sales of our higher-margin models.

         General and administrative expenses for the 2003 third quarter increased to $2,123,685 from $605,885 in the 2002 third quarter, an increase of $1,517,800. The increase resulted primarily from an aggregate of $810,730 in cash fees paid to consultants for services including investor relations, corporate awareness and offering fees, a non-cash charge of $529,605 in the 2003 third quarter related to the issuance of options pursuant to an endorsement agreement (compared to $0 in the 2002 third quarter), and a $200,000 non-cash charge related to the exercise of warrants by a consultant without payment of the exercise price, which was provided as compensation to such consultant. These increases were partially offset by a reduction in the non-cash cost amortized in the 2003 quarter, compared to the 2002 quarter, reflecting a portion of the fair value of stock issued under consulting agreements entered into during the quarter and in prior periods.

         Due to the increase in general and administrative expenses, partially offset by the revenue increase and the improvement in gross profits, our net loss increased to $1,911,769 in the third quarter of 2003 as compared to a net loss of $572,957 in the comparable quarter of 2002.

         Other income (expense) decreased to a net other income of $72,694 in the 2003 third quarter as compared to net other expense of $4,808 in the 2002 third quarter, primarily due to interest on cash retained upon completion of our preferred stock private placement in July 2003 and miscellaneous income related to the collection of accounts receivable that had been written off in prior periods.

         NINE MONTHS ENDED SEPTEMBER 30, 2003 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2002. For the first nine months of 2003, revenue increased to $650,044 from $486,204 in 2002, a 34% increase, resulting primarily from the expansion of our loudspeaker product line and the continued growth in sales of our loudspeakers. Our gross profit percentage increased to approximately 56% in the 2003 period from approximately 34% in the 2002 period, primarily as a result of continued improvement in efficiency as we increase revenue and increased sales of our higher-margin models.

         General and administrative expenses for the nine months ended September 30, 2003 increased to $3,232,220 from $1,667,850 in the 2002 period, an increase of $1,564,370. The increase resulted primarily from an aggregate of $830,730 in cash fees paid to consultants for services including investor relations, corporate awareness and offering fees, a non-cash charge of $529,605 in the 2003 period related to the issuance of options pursuant to an endorsement agreement (compared to $0 in the 2002 period), and a $200,000 non-cash charge related to the exercise of warrants by a consultant without payment of the exercise price, which was provided as compensation to such consultant. These increases were partially offset by a reduction in the non-cash cost amortized in the 2003 period, compared to the 2002 portion, reflecting a portion of the fair value of stock issued under consulting agreements entered into during the quarter and in prior periods.

         Due to the increase in general and administrative expenses, partially offset by the revenue increase and the improvement in gross profits, our net loss increased to $2,767,484 in the first nine months of 2003 as compared to a net loss of $1,518,309 in the 2002 period.

         Other income (expense) increased to net other income $99,054 in the 2003 period as compared to a net other expense of $18,032 in the 2002 period, primarily due to interest on cash retained upon completion of our preferred stock private placement in July 2003 and miscellaneous income related to the collection of accounts receivable that had been written off in prior periods.

FINANCIAL CONDITION

         On September 30, 2003, our current assets exceeded current liabilities by $2,381,629, compared to an excess of current liabilities over current assets of $588,486, on December 31, 2002. Total assets exceeded total liabilities by $2,443,006, compared to an excess of total liabilities over total assets of $562,262 on December 31, 2002. The increased working capital was primarily due to the sale of 1,452,300 shares of preferred stock for $3,630,750 in the first nine months of 2003. In addition to funding operations, the proceeds from such sales of stock allowed us to increase cash by $2,044,041, increase inventory by $337,713, decrease long-term debt and notes payable by $389,720, decrease accounts payable by $63,340, decrease amounts due to shareholders by $20,519, and decrease accrued liabilities by $145,119. On September 30, 2003, we had a backlog of orders of approximately $90,000.

         We have experienced operating losses and negative cash flows from operating activities in all recent years. The losses have been incurred due to the development time and costs in bringing our products through engineering and to the marketplace. In addition we have not paid notes payable and accounts payable on due dates. However, many of the past-due amounts have now been paid with the proceeds from sales of our preferred stock in the first nine months of 2003. The report of our accountants contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern.

         In order to continue operations, we have been dependent on raising additional funds, and we continued to sell preferred stock through July 31, 2003 to raise capital. In the third quarter of 2003 we sold 1,303,660 shares of preferred stock for $3,259,150 in cash. These sales completed our preferred stock private placement that commenced in September 2001 and substantially alleviated our cash shortages in the near-term. In the nine months ended September 30, 2003, we also received an aggregate of $810,000 in cash in payment of the exercise price for the exercise of outstanding warrants.

         Long-term debt and notes payable decreased to $25,000 on September 30, 2003, as we repaid all such debt and notes, except for one note. The remaining note is from one individual, is unsecured and matured in the third quarter of 2001. However, the note is payable to an existing shareholder that is not making a demand on the note and will continue to accrue interest at 7% for an indefinite period of time. We expect that the shareholder will continue to permit the note to remain outstanding, but the shareholder has the right to demand full payment at any time and may do so.

         There is intense competition in the speaker business with other companies that are much larger and national in scope and have greater financial resources than we have. We will require additional capital to continue our growth in the wholesale speaker market. We are relying upon our ability to obtain the necessary financing through the issuance of equity and upon our relationships with our lenders to sustain our viability.

         In the past, we have been able to privately borrow money from individuals by the issuance of notes, and we have been able to raise money by the issuance of preferred stock and common stock. We intend to continue to do so as needed. However, we cannot be certain that we will continue to be able to successfully obtain such financing. If we fail to do so, we may be unable to continue as a viable business.

         In July 2003, we agreed to lease an additional 7,500 square feet of space for $2,000 per month. We are planning the build-out of this space, which we intend to use as (a) storage space for additional inventory of the components and cabinets needed for planned increases in production, (b) additional engineering testing space to perform critical tests and produce data for sound system designers to provide specifications for products, and (c) on-site product demonstrations. We anticipate that this additional space, together with our existing space, will be sufficient to meet our needs for projected sales levels for the next two to three years.

         Effective as of May 2003, we orally agreed upon an endorsement arrangement with Gordon Sumner, p/k/a Sting, one of the world's most popular music entertainers. Our agreements with his companies, Steerpike Inc. and Steerpike (Overseas) Ltd., signed in July 2003, provide that Sting will endorse our products for a period of two years. The endorsement includes our use of his photographs with our products, as well as his comments about our products. Our products will be installed in his home and may be used in his upcoming world tour. For the endorsement, we issued options to purchase 1,000,000 shares of our common stock at $0.25 per share, the market value of our common stock when the agreement was verbally made.

                              MARKET FOR SLS SHARES

MARKET INFORMATION

         Our common stock is traded on the NASDAQ over-the-counter ("OTC") Bulletin Board under the symbol "SITI.OB" and our corporate name is SLS International, Inc. On January 27, 2004, the last reported sale price for our common stock as reported on the Nasdaq Over-The-Counter Bulletin Board was $3.45 per share. The following table sets forth the range of high and low bid closing quotations for our common stock on the over-the-counter market for each quarter within the last two fiscal years. The over-the-counter quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                        BID PRICES
                                              --------------------------------
PERIOD                                             LOW              HIGH
------------------------------------------    --------------   ---------------

   Quarter Ended December 31, 2003                1.37              3.92
   Quarter Ended September 30, 2003               0.75              1.85
   Quarter Ended June 30, 2003                    0.19              0.60
   Quarter Ended March 31, 2003                   0.20              0.45

   Quarter Ended December 31, 2002                0.16              0.51
   Quarter Ended September 30, 2002               0.23              0.59
   Quarter Ended June 30, 2002                    0.20              0.84
   Quarter Ended March 31, 2002                   0.36              0.84


HOLDERS

         On December 31, 2003 there were approximately 111 holders of record of our common stock. Shares of our common stock are also held in "street" name and may, therefore, be held by numerous beneficial owners.

DIVIDEND POLICY

         We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.


                           FORWARD-LOOKING INFORMATION

         This registration statement, as well as our other reports filed with the SEC and our press releases and other communications, contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. The risks include those stated in the "Risk Factors" section of this registration statement and economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this registration statement and the other documents we have filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this registration statement will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

                                    DILUTION

         Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. SLS's net tangible book value at September 30, 2003 was $2,443,006 or $.09 per share of common stock. Dilution per share represents the difference between:

         (a) each of (1) the exercise price of $0.50 per share payable by investors upon exercise of a Class A Warrant and (2) the exercise price of $3.00 per share payable by investors upon exercise of a Class A Warrant; and

         (b) the net tangible book value per share of common stock, as adjusted, immediately after this offering.

         Through January 27, 2004, 3,266,000 Class A Warrants and 49,800 Class B Warrants had been exercised for gross proceeds of $1,782,400. Assuming exercise of the remaining 734,000 Class A Warrants and 3,950,200 Class B Warrants and after deduction of offering expenses estimated to be $50,000, our pro forma net tangible book value will be $14,941,206, or $0.46 per share, based on our September 30, 2003 unaudited balance sheet. This represents an immediate increase in pro forma net tangible book value of $0.37 per share for existing stockholders compared to an immediate dilution of $0.04 per share, or approximately 8% of the exercise price, to investors exercising Class A Warrants in the offering and an immediate dilution of $2.54 per share, or approximately 85% of the exercise price, to investors exercising Class B Warrants in the offering.

Exercise Price per share (Class A Warrants)                           $ 0.50
Exercise Price per share (Class B Warrants)                           $ 3.00
Net Tangible Book Value per share before Offering                     $ 0.09
Increase Per Share attributable to sale of shares hereby              $ 0.37
Pro-Forma Net Tangible Book Value after Offering                      $ 0.47
Dilution per share to Investors exercising Class A Warrants           $ 0.04
Dilution per share to Investors exercising Class B Warrants           $ 2.54

         The following table summarizes and compares as of December 31, 2003,
(a) the number of shares purchased by investors and present stockholders represented as a percentage of SLS's total outstanding shares, (b) the aggregate amount paid for the shares by investors as compared to the price paid by existing stockholders, (c) the aggregate amount paid figured as a percentage of the total amount paid by investors and by existing stockholders, and (d) the average amount paid per share for such shares by public investors and existing stockholders. For purposes of this table, the sale to the public of the shares offered by this prospectus, is assumed to have taken place on December 31, 2003.

                                    PERCENT OF                  TOTAL PAID AS  AVERAGE
                                     COMPANY'S                  PERCENTAGE OF   AMOUNT
                           SHARES      TOTAL     TOTAL AMOUNT   TOTAL AMOUNT   PAID PER
                         PURCHASED    SHARES         PAID         RECEIVED      SHARE
                         ---------    ------         ----         --------      -----
PRESENT
STOCKHOLDERS             28,616,128    85.9%      $ 6,438,365       34%         $0.22

CLASS A                     734,000     2.2%      $   367,000        2%         $0.50
WARRANT HOLDERS

CLASS B WARRANT HOLDERS   3,950,200    11.9%      $11,850,600       64%         $3.00

         As demonstrated by the above tables, the exercise price of the warrants is substantially higher then the net tangible book value per share of the outstanding common stock immediately after the offering. As a result, purchasers of shares will experience immediate and substantial dilution of their investment in the amount of approximately $0.04 per share in net tangible book value per share purchased upon exercise of the Class A Warrants, or approximately 8% of the exercise price of $0.50 per share, and approximately $2.54 per share in net tangible book value per share purchased upon exercise of the Class B Warrants, or approximately 85% of the exercise price of $3.00 per share. In contrast, existing stockholders paid an average price of $0.22 per share.

         Future sales of our common stock by our present stockholders may depress SLS's stock price and investors may not be able to resell their shares at a profit.

         We had 28,616,128 shares of common stock outstanding on January 27, 2004 which includes 3,315,800 shares issued following the exercise of Class A and Class B Warrants. 734,000 Class A Warrants and 3,950,200 Class B Warrants were outstanding on January 27, 2004. Assuming exercise of all such Class A and Class B Warrants, we would have 33,300,328 shares of common stock outstanding, based upon the number outstanding on January 27, 2004. All of the 8,000,000 shares of common stock sold in this offering can be freely traded. A total of 21,040,328 shares of stock of our present stockholders have not been registered with the SEC, however, and certain amounts of these shares of unregistered common stock are currently or will become available for public sale in the market pursuant to Rule 144 under the Securities Act of 1933. After the existing owners of the unregistered shares have owned them for at least one year, they may sell such remaining shares. Their sales of a substantial number of shares of common stock in the public market after this offering or after the expiration of the one-year holding periods could cause the market price of our common stock to decline.

                         DETERMINATION OF OFFERING PRICE

         Prior to the May 2001 offering of the Units that included the Class A and Class B Warrants, there was no public market for the shares of our common stock. The exercise prices per share for the shares of common stock issuable upon exercise of the Class A and Class B Warrants was determined by our officers. Among the factors considered in determining the exercise prices per share were our record of operations, our financial position and prospects, and our revenues, as well as the price-earnings ratios, price-sales ratios, market prices of securities, and financial and operating information of publicly traded companies similar to SLS.

                                 USE OF PROCEEDS

         The total gross proceeds to be received by SLS from the exercise of all of the remaining 734,000 Class A Warrants and 3,950,200 Class B Warrants would be $12,217,600; provided that warrant holders may not exercise all such warrants and as a result we may not receive such total gross proceeds. After deducting estimated legal, accounting and miscellaneous expenses of approximately $50,000, the offering shall produce estimated net proceeds of $12,167,600. That amount was arrived at after making estimated deductions of $10,000 for accounting, $30,000 for legal fees, $5,000 for printing, and $5,000 for miscellaneous expenses.

         The net proceeds of the offering are estimated to be utilized as follows:

                                           Amount         % of Net Proceeds
                                           ------         -----------------

Equipment                               $   100,000               0.8%
Sales, Marketing & Advertising          $ 2,000,000              16.4%
R & D                                   $   200,000               1.6%
Inventory                               $ 5,000,000              41.1%
Working Capital                         $ 4,867,600              40.0%
                                                               ------

Total Net Proceeds                      $12,167,600            100.00%
                                        ===========            ======

         The equipment to be purchased consists of product test equipment, engineering test equipment, and equipment providing partial automation of our cabinet manufacturing. Of the proposed expenditure for sales, marketing and advertising, $1,000,000 will be for advertising, $500,000 used for trade shows and $500,000 marketing events and product demonstrations. Research and development expenses will be incurred for new product designs, and the inventory expenses will greatly increase the volume of our products in our inventory, in each case in anticipation of demand by mass merchandisers. Working capital of $4,867,600 will be used for salaries, general and administrative costs and day-to-day operations.

         The amounts set forth above are estimates developed by management of SLS for allocation of the net proceeds of this offering based upon our current plans. Although we do not currently expect to make material changes in the proposed use of proceeds, to the extent that management finds that changes are required, the amounts shown may be changed among the uses indicated above. SLS's proposed use of proceeds may be altered due to changes in general, economic and competitive conditions, timing and management discretion, each of which may cause a change in the amount of proceeds expended for the purposes specified. The proposed application of proceeds may also be altered due to changes in market conditions and SLS's financial condition in general. These changes may include the occurrence of a national economic slowdown or recession, a significant change in the industry and the environment in which SLS operates, and/or regulatory or governmental changes in general.

                                    BUSINESS

BACKGROUND

         We manufacture premium-quality loudspeakers and sell them through our dealer networks. The speakers use our proprietary ribbon-driver technology and are generally recognized in the industry as high-quality systems. We sell a Professional Line of loudspeakers, a Commercial Line of loudspeakers, and Home Theatre systems.

         From the early 1970's through 1999 we derived substantially all of our revenue from marketing, renting, selling and installing sound and lighting systems under the name Sound and Lighting Specialist Inc. In June 1999, due to the favorable customer acceptance of our custom-designed loudspeaker systems, we ceased these historical operations and began focusing all efforts towards becoming a loudspeaker manufacturer and selling to dealers and contractors on a wholesale basis. As a result, we have been essentially in a development stage, as we are bringing to market products that we introduced in 2000 and 2001 and designing and bringing to market additional products.

         In June 2000, we asked dealers and distributors to sell our Professional Line of products. These dealers and distributors started to form our current network of approximately 50 dealers and 7 foreign distributors and we began shipping to them. However, most of the Professional Line required new ribbon drivers that we completed and implemented into the product line in early 2001.

         In September 2000, we introduced our Home Theatre systems, and sales for those systems began immediately. From September through December 2000, we added 20 new Home Theatre dealers in the US and began marketing efforts to establish distributors and dealers outside the US.

         In June 2001, we introduced a Commercial Line of loudspeakers that use our PRD500 Ribbon Driver and, in September 2001, we finished the development of our PRD1000 Ribbon Driver and began implementing it into our Professional Line. Our PRD drivers, which we manufacture, upgraded the previous drivers that we purchased from third-party manufacturers; and our cost is approximately one-sixth of the price that we had been paying for the previous drivers.

         SLS International, Inc. was formed on July 25, 2000 and had no previous operations. On the same date, this corporation merged with Sound and Lighting Specialist Inc., its sole stockholder, and SLS International, Inc. was the surviving corporation. All of the financial and other information reported for periods prior to the merger are the results of operations of Sound and Lighting Specialist, Inc. All of the operating activity reported for periods after the merger are the results of operations of SLS International, Inc. The information in this section should be read together with the financial statements, the accompanying notes to the financial statements and other sections included in this report.

         In July 2000, our Board of Directors declared a 12,800 to one, forward stock split. As a result, for each outstanding share of SLS, we issued an additional 12,800 shares. The resulting total of outstanding shares of SLS, as reorganized, became 14,340,480 shares of common stock. All references to shares in this prospectus, whether prior to or after the reorganization, are references to the outstanding shares of SLS, as it has been reorganized.

DEVELOPMENT

         Initially, we engaged in the direct sale and installation of sound systems for various customers and rented lighting and sound equipment. The business evolved into the business of designing cabinets for loudspeaker systems for sale and installation. We manufactured the cabinets and purchased the components, which consisted of compression drivers and woofers from independent manufacturers, and sold and installed the systems for our customers. The compression drivers made the high frequency or treble sounds and the woofers made the low frequency or bass sounds. During 1994, we expanded our line of loudspeaker systems to include speakers that used ribbon drivers instead of compression drivers. At that time, we purchased the ribbon drivers from an independent manufacturer. As we developed our ribbon driver line of loudspeakers we relied on our Tef 20 computer acoustic measurement system to analyze and measure sound waves. This system is the industry standard for loudspeaker designing and is used by most of the major loudspeaker manufacturers in the design and manufacture of loudspeaker systems. Our Tef 20 system indicated that the ribbon driver systems that we were designing were superior in several ways to the compression driver systems that we previously used. The ribbon driver system that we were designing had a smoother frequency response. The level of mid-range sound and treble sound that the ribbon driver systems were producing was more even and therefore the loudspeaker reproduced whatever sound it received in a more natural manner. Also, the ribbon driver did not produce the same level of distortion when played at higher frequency levels, as compared to the compression driver. This resulted in a positive reaction from our customers to the quality of sound, and as a result we decided to change our overall strategy.

         In the latter part of 1998, we determined to focus our efforts solely on the manufacture and sale of lines of ribbon driver speaker systems. Our speaker systems product lines consist of:

         o The Professional Contractor Speaker System, a more expensive "professional" line;
         o The Universal Soldier Speaker System, a less expensive "commercial" line; and
         o        The Home Theatre Speaker System.

         The market for the ribbon driver product line is new and growing. Our future success is uncertain because the loudspeaker market is experiencing rapid technological advances, changing customer needs and evolving industry standards.

         To realize our expectations regarding our operating results, we will depend on:

         o        Market acceptance of our ribbon driver products;
         o        Our ability to compete in quality and price for our products;
         o Our ability to develop, in a timely manner, new products and services that keep pace with developments in technology;
         o        Our ability to meet changing customer requirements; and
         o Our ability to enhance our current products and services and deliver them efficiently through appropriate distribution channels.

TECHNOLOGY

         The function of loudspeakers is to increase the volume of sound in order to enable the sound to be heard by many persons occupying a large area. For many years, the loudspeaker industry used certain types of components to increase the volume of sound. The technology originally permitted only the types of components that required low electrical power in order to achieve high volume sound. In the past, loudspeakers consisted in part of a component called the compression driver. This device generally is used to reproduce the mid-range and high frequencies of sound. Early compression drivers consisted of a diaphragm made of a linen-based manmade resin material that is enclosed in a chamber. This diaphragm was generally formed as a partial sphere, similar to a ball that has been cut in half. The edges of the diaphragm were then wound many times with a fine electrical wire called a voice coil. Electrical current from an amplifier is sent through the wire and the diaphragm vibrates to produce the sound wave. However, in the compression driver, the diaphragm is enclosed in a chamber with the sound exiting out of a relatively small hole that increases the velocity of the sound. This is similar to forcing air or water through a small hole to increase its velocity. The disadvantage of the compression driver is that before the sound waves are forced through the small hole they are first bounced around inside of the chamber and become distorted and tend to produce a certain amount of listening fatigue for audiences. Today the compression drivers use a diaphragm made from aluminum and titanium and can produce the same high volume but with higher frequency sounds. Although today's compression drivers are superior to those of the past due to the new materials, the negative aspects still exist to a degree because of the nature of the design of the compression driver.

         Originally the diaphragm of the ribbon driver consisted of a material made from mylar plastic. This plastic component produced a better quality sound but was not able to handle the amount of electrical current needed to produce a high level of sound. This caused the component to melt and thereby cease to function. In addition, the ribbon drivers required relatively large, cumbersome and heavy magnet assemblies using ceramic magnets. Over the years the ribbon driver was developed using higher-powered magnets and materials that could withstand higher temperatures.

         The ribbon driver works in a different manner than the compression driver. The diaphragm of the ribbon driver is a flat piece of mylar plastic or in the case of SLS ribbon drivers, a high temperature Kapton plastic. These materials are considerably thinner and lighter than the linen or even the aluminum or titanium diaphragms of the compression drivers. The ribbon diaphragm is laminated on one side with a thin coating of aluminum. This aluminum is then chemically etched to leave wire-like traces of aluminum that act as a voice coil, vibrating the diaphragm when current is applied. The diaphragm of the ribbon driver is not in a chamber and is open and visible to the air. The sound waves are not restricted and therefore they do not have the distorted properties of the compression driver. Because the diaphragm of the ribbon driver is so thin and light it reacts very quickly to the electrical signal and does not introduce new or resonated sounds created by the material of the diaphragm itself. This enables the ribbon driver to produce a much purer reproduction of the sound source without adding any tones of its own.

         In 1994, we purchased several ribbon drivers from a non-affiliated European company to determine if they could be used in our loudspeaker systems. Prior to this, we were only using compression drivers. We immediately noticed the difference in the quality of sound and began to install the ribbon drivers in some of our own smaller speaker cabinets that did not require high electrical power. Due to the positive response from our customers we decided to develop a completely new product line using the ribbon drivers that we purchased from the European manufacturers.

         In February 2000, we retained Igor Levitsky, an electro-acoustics engineer to develop a new technology ribbon driver for us. We requested that he develop two different-sized ribbon drivers and we paid a fixed fee for his work. We also agreed to pay him a royalty of $2,000 per year for an indefinite period of time. In April 2001, Mr. Levitsky became our employee and waived his royalty. Research and development expense was $17,568 in 2001 and $22,095 in 2002. The cost of such research and development is not borne directly by our customers.

         The ribbon driver that we have developed uses new lightweight high-powered magnets and plastics that can withstand high temperatures. This enables the speaker system to have increased power-handling ability and higher sound volume with substantial reliability and clarity. We have completed development of our own proprietary ribbon driver, model PRD 500, a 5-inch version of the ribbon driver. We have recently started to directly manufacture models PRD 500 and PRD 1000, for use in our Home Theatre line, Universal Soldier Commercial line and our Professional line of loudspeakers. Sale of the Commercial line of loudspeakers with direct-manufactured ribbon drivers began in June 2001, and sales of the Professional line of products with direct-manufactured ribbon drivers began in September 2001. This direct manufacture of ribbon drivers substantially reduces our product cost, and it also provides improved performance for our loudspeaker systems. We also expect to use the PRD 1000 in a proposed Cinema Line of loudspeakers for movie houses.

PRODUCTS

         Previously, when we were involved in selling and installing our products for end-users, our product line consisted of twelve models of Professional Contractor speaker systems. As a result of the change in operations to a wholesale business, selling to distributors, we have increased our product lines. In addition to the models previously manufactured, we have added two new product lines, consisting of twelve new models, and increased the number of models we manufacture under our Professional Contractor System.

         Our Professional Contractor Speaker System line presently consists of eighteen models of speaker systems, each model consisting of a speaker cabinet and components of woofers which provide the bass sounds and ribbon drivers which provide the treble sound. This line, the cabinets of which we generally manufacture, is usually sold to large contractors and is installed for churches, theatres, school auditoriums, casinos, night clubs and touring production companies. Although we now manufacture our own ribbon drivers, the woofers are manufactured to our specifications by non-affiliated manufacturers.

         Our Commercial line, the Universal Soldier Speaker System, consists of lower-cost speakers which are designed to be sold by music stores for orchestras, disc jockeys and the less expensive commercial market. There are twelve models of different size, with less expensive components that produce varying sound levels and area coverage capabilities. These are equal in quality to, but do not produce the sound levels of, our Professional Contractor Speaker System Line.

         We recently developed a new line of loudspeakers for the home theatre market. We intend to direct a substantial effort to capture an appropriate market share of the home theatre market. Our Home Theatre Loudspeaker System consists of four models that use the smallest unit of our Professional Contractor Loudspeaker System as their basis. We manufacture the cabinetry and the ribbon drivers for this system, our PRD 500. These systems are designed for boardroom and for the home. The home theatre market requires equipment that uses five or more speakers placed around a room. This configuration provides the listener with "surround sound" similar to a movie theatre experience. Almost all current movies are now produced in surround sound, which uses at least five speakers plus a sub-woofer system.

         Revenue from our ribbon driver product line is expected to account for a material portion of our revenue for the foreseeable future. Our financial performance will depend on market acceptance of our ribbon driver technology and products. The sound system industry continually introduces technological developments, frequently announces new products, and has evolving industry standards and changing customer requirements. As a result, if our ribbon driver technology and product line do not rapidly achieve sufficient market acceptance, we may not be able to achieve expected revenues or profits.

FUTURE PRODUCTS

         We re-packaged certain models of our Professional Contractor Sound Systems for the cinema and movie theatre market by simplifying the cabinetry. In a typical movie house, the speakers are usually not displayed in view of the public, which allows for simplified cabinetry. The new cabinetry is designed to be less costly, as are the other components, which we expect to provide our representatives with a cost advantage in marketing our system to cinema owners. At present, a total of ten models are being repackaged for this line. We are conducting tests on the repackaged models and plan to introduce them in Fall 2003.

         We have developed a new less-expensive 5.1 Home Theater system, which is nearly ready for production. All research and development has been completed, and we are waiting for the delivery schedule from our vendors for the cabinets and other parts that we do not manufacture.

MANUFACTURING AND SOURCING

         We generally design and manufacture our own cabinets for our product lines, and on occasion contract certain models manufactured by independent, established, local and other woodcrafters. These manufacturers construct the cabinetry to our specifications. Our ribbon drivers are either directly manufactured or purchased from a non-affiliated manufacturer, B&G Corporation. The principal suppliers of our woofers are Belisle Acoustics, Eminence, PHL and Seas Speaker Component Manufacturers. The manufacture of our own ribbon drivers has resulted in a meaningful reduction in costs, and we expect that it will enable our products to be more competitively priced.

         Our sources of supply of other component sub-parts are all competitively priced and we have a sufficient number of other sources of supply available to us should the need arise for additional components. If a termination of existing relationship with any current supplier occurs we do not expect to have any difficulty in replacing that source. We presently purchase most of the woofers used in our systems from a non-affiliated Canadian company that produces them according to our specifications.

SALES AND MARKETING

         Domestic. We are no longer engaged in the installation of speaker systems but are solely involved with the design, manufacture and distributor sale of our loudspeaker product lines. In addition to advertising in trade journals and attending industry conventions for promotion and sale of our products, we are in the process of establishing a network of distributors to cover the territorial United States. Currently, we have approximately 100 dealers for our Professional line, 6 distributors for our Professional and Commercial lines, 20 dealers for our Home Theatre line, 2 domestic and 6 international distributors for our Home Theatre line, and 100 dealers for our Commercial line. These outlets sell our products in approximately three-quarters of the United States and six foreign countries. Our agreement with our dealers requires them to use their best efforts to promote and advertise our products, maintain a minimum inventory of loudspeaker systems and produce a minimum of annual sales. The agreement requires that we are to design products with the highest-quality standards and provide suggested user prices to dealers. The dealer agreement may be terminated without cause by either party on 30 days notice.

         We train the sales representatives to enable them to deal more easily with customer questions. As manufacturers, we are always available to respond to inquiries of customers and potential customers, if and when required. Although we are small in comparison to the industry leaders, we are seeking to become established in a niche market consisting of commercial and residential customers who are more interested in a truer reproduction of sound than in a brand name.

         In June 1999, we ceased selling our loudspeaker systems directly to end-users. Up to that time, we sold only the Professional Contractor Loudspeaker Systems to end-user customers, primarily churches, schools, nightclubs and similar establishments. These systems contained ribbon drivers manufactured by others. From June 1999 through June 2000, we converted to a manufacturing company and developed more products. These additional products consisted of the Commercial line of Universal Soldier Loudspeaker systems and Home Theatre speaker systems. In 2002, we sold 300 units of the Universal Soldier systems, a total of 325 units of the Home Theatre Systems, and 400 units of our Professional Contractor systems.

         We will continue to design and manufacture the same products as previously sold to end-users for sale through our dealer network. The Universal Soldier and Home Theatre lines that we manufacture contain our new technology ribbon driver model PRD 500. The Professional Contractor Loudspeaker product line contains our new technology ribbon driver model PRD 1000.

         International. We are also engaged in marketing and promotion internationally. Our international business involves a number of risks, including:

         o        foreign currency exchange fluctuations;
         o        political and economic instability;
         o        difficulty in managing distributors or sales representatives;
                  o tariffs and other trade barriers; and
         o        complex foreign laws and treaties including employment laws.

         Because our sales are in US currency, foreign currency exchange fluctuations could materially affect us negatively. A decrease in the value of foreign currencies as they relate to the U.S. dollar could make the pricing of our products more expensive than products of our foreign competitors which are priced in foreign currencies. Because of the fluctuating exchange rates and our involvement with a number of currencies, we are unable to predict future operating results.

         In January 1999, the new "Euro" currency was introduced in European countries that are part of the European Monetary Union, or EMU. During 2002, all EMU countries replaced their national currencies with the Euro. Because it is too early to determine the effect the Euro will have on the marketplace, we cannot determine the effect this may have on our business.

         In the future we expect to make significant investments in our operations, particularly to support technological developments and sales activities. As a result, operating expenses are expected to continue to increase. As we develop and introduce new products and expand into new markets such as international, direct and OEM markets, we intend to make such investments on a continuing basis, primarily from revenues generated from operations and from funds raised from sales of our stock. If our net sales do not increase along with capital requirements or other investments, we are likely to continue to incur net losses and our financial condition could be materially and adversely affected. Since 1998 we have not been profitable due mostly to the shift in our operating focus, and we cannot be certain that we will achieve or sustain profitability in the future.

COMPETITION

         Our main competitors are JBL Professional, a division of Harmon International, Inc.; Eastern Acoustics Works, Inc.; Meyer Sound, Inc.; Turbosound, Inc.; and Renkus-Heinz, Inc. All of these companies have substantially greater assets and financial resources than we do. Most of the competitors compete in both the higher priced, more sophisticated line of loudspeaker systems, which are similar to our Professional Contractor Speaker Systems, and lower priced, less sophisticated line of loudspeaker systems, similar to our Universal Soldier Speaker Systems. Meyer Sound and Renkus-Heinz are engaged only in the more expensive speaker systems. All of these competitors presently use the compression driver component in their sound systems. Although our ribbon driver products are new, the nature of the market for our loudspeaker products is highly competitive and sensitive to the introduction of new products. As a result, we may experience increasing competition in the future.

         Our success will depend, in part, upon our ability to increase sales in our targeted markets. We may not be able to compete successfully with our competitors and the pressures from competitors may have a material adverse effect on us. Our success will depend in large part upon our ability to increase our share of our target market and to sell additional products to existing customers. However, future competition could result in price reductions, reduced margins or decreased sales of our products.

         We currently compete primarily with the internal design efforts of larger and more established companies that have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we have. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They are able to devote greater resources to the development, sale and promotion of their products than we are able to devote. They may develop products that are superior in certain respects to our products or may develop products that achieve greater market acceptance.

PROPRIETARY TECHNOLOGY

         We are the owners of the proprietary ribbon driver technology for our models PRD 500 and PRD 1000. We have no patents on this technology. However, we have filed a Disclosure Statement with the US Patent and Trademark Office as evidence of our conception of the invention, and we filed a patent application in September 2002. Although we have filed for a patent we cannot be certain that a patent will be granted, or that it will give us an advantage over our competitors.

         The laws of some foreign countries do not protect or enforce proprietary rights to the same extent as do the laws of the United States. Also, our domestic and international competitors may develop other technology which produces results similar to our technology. We expect that some loudspeaker products may be subject to patent infringement claims as the number of products and competitors in our industry grows. As a result, third parties may assert patent infringement claims against us in the future, and such claims may not be resolved in our favor. Any such claims, with or without merit, could be time-consuming and may result in costly litigation. Such claims may also require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if they become necessary, may not be available on terms that are favorable to us, if at all. In addition, we may be forced to commence litigation in the future to protect our trade secrets or proprietary rights, or to determine the validity and extent of the proprietary rights of others. Such possible litigation could result in substantial costs and diversion of our energy and resources.

EMPLOYEES

         We have a total of 11 employees, one of which is executive, two are administrative, one is a marketing director, and seven are technical. In the past, we have employed temporary and part-time employees to meet production obligations and fill orders. There is presently no labor union contract between any union and us. We do not anticipate our employees will seek to form or join a union for the foreseeable future.

BUSINESS STRATEGY

         As a result of our experience, we have determined that maintaining consistent contact with distributors, customers and others in the industry and continued marketing through conventions and trade magazines will produce additional business. We have determined that marketing our products by the distributor/sales representative network is best suited to generate revenue. Our distributors are expected to be our primary source of business in coming years. In addition, the sales representatives will enable us to monitor the effectiveness of our marketing program. Now that we have the ability to manufacture our own ribbon drivers, we will derive savings from the cost of purchasing compression drivers and ribbon drivers from third parties. Both the cost savings and the quality of the lower distortion, as demonstrated by our Tef 20 analysis device, are expected to enable us to establish a place in the home, commercial and professional loudspeaker markets.

         We have recently re-focused our business on the development and application of our ribbon driver technology. This new business may not be successful and our future operating performance may not bring about the results that we are seeking. Our operating results for the future periods are subject to all of the risks and uncertainties which are inherent in the establishment of new business enterprises. Our future operating results will depend upon:

         o        market acceptance of our ribbon driver technology;
         o our success in establishing and expanding the distribution network nationwide and internationally;
         o our success in establishing ribbon driver products as a retail product line;
         o our success in attracting a strategic partner; o availability of capital;
         o our success in attracting and retaining motivated and qualified personnel, particularly in the technical areas; and
         o our marketing of new products and ribbon driver technology applications.

         Our initial market concentration has been in the area of church construction and cinema theatre construction. The larger speakers we currently manufacture have been specifically designed for use in the church and cinema markets.

         We intend to continue advertising in trade journals and attending industry conventions to maintain our image as a competitor in the loudspeaker industry in the U.S. and internationally. We are seeking to derive profits and competitiveness by sales through the dealer network of our product line using our new, less costly, ribbon driver manufactured by us, beginning in 2001. However, we cannot assure investors or predict profits from distributor sales or any other business activity.

         At the appropriate time, we intend to investigate possible strategic alliances with key industry participants to strengthen our image, our product components and our distribution pattern. We cannot be certain that a future alliance opportunity will present itself; or, if an opportunity is presented, that it will result in a profitable working relationship. It is likely that in some future financial quarter or quarters, our operating results will be below the expectations of securities analysts and investors. If a shortfall in revenue occurs, the market price for our common stock may decline significantly. The factors that may cause our quarterly operating results to fall short of expectations include:

         o our ability to develop and market our new ribbon driver loudspeaker products in a timely manner;
         o the size and timing of customer orders; o seasonality of sales;
         o        availability of capital;
         o the degree and rate of growth of the markets in which we compete and the accompanying demand for our loudspeaker products;
         o our suppliers' ability to perform under their contracts with us.

         Many of these factors are beyond our control. For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance.

PROPERTY

         We do not own any real property. We lease and operate in 19,500 square feet of office and factory space at our current address from a nonaffiliated landlord. The lease expires on August 31, 2004. The monthly rental is presently $4,650. Our facility is divided into four equal 3,000 square foot sections that are internally connected plus one 7,500 square foot adjoining section. One of the 3,000 square foot sections is used for cabinet fabrication; another is used for storage of completed cabinets and component storage; the third is used for assembly and shipping; and the fourth is used for engineering and administration. The 7,500 square foot section is used for inventory, packaging and trade show materials storage. These facilities are suitable for producing in excess of 300 finished speaker cabinets per week and for the production of up to 1,500 ribbon drivers per month. Although we have no plans to relocate our facility, should the occasion arise to do so, there is ample factory and office space available at other locations in the region at similar or competitive rates. In addition, we have three subcontractor cabinet shops that add to our production capabilities. These companies are highly automated and can supply up to a total of 2000 cabinets per week on scheduled notice.

         In July 2003, we agreed to lease an additional 7,500 square feet of space for $2,000 per month. We are planning the build-out of this space, which we intend to use for additional inventory space for the components and cabinets needed for (a) planned increases in production, (b) additional engineering testing space to perform critical tests and produce data for sound system designers to provide specifications for products, and (c) on-site product demonstrations. We anticipate that this additional space, together with our existing space, will be sufficient to meet our needs for projected sales levels for the next two to three years.

LITIGATION

         On December 24, 2002, 21-Day Capital Corporation filed a complaint against us in the Superior Court of California, County of Los Angeles. 21-Day Capital Corporation is the assignee of certain rights of Muir, Crane & Co. The complaint alleges breach of contract and seeks the payment of $48,750.67, plus interest, attorneys' fees and costs, and other relief as the court deems proper. We filed an answer on February 6, 2003 denying the allegations contained in the complaint and asserting affirmative defenses.

RECENT EVENTS

In February 2004, we entered into an agreement with Evenstar, Inc. to acquire certain technologies and proprietary rights, including those embodied in one issued patent and one patent application. The technologies consist of digital amplification technologies that we would propose to use in our loudspeakers and in stereo amplifiers in a product line complementary to our loudspeakers. The products would be sold through our current distribution channels, as well as through relationships that we expect to develop with mass merchandisers and real estate developers. In exchange for such technologies, we would pay $300,000 in cash and issue 300,000 shares of our common stock to the seller. Simultaneous with the acquisition, we would hire Joel Butler as director of our electronics division at an annual salary of $90,000 plus annual option grants based on the amount of gross profits received from sales of products containing the technologies acquired from Evenstar. We expect the acquisition to close in February 2004, although we have the right not to close the acquisition for any reason in which case we would forfeit no greater than $60,000 in deposits.

In February 2004, we entered into an agreement with the owners of SA Sound B.V. and SA USA, Inc., giving us an option to acquire such companies at any time prior to February 27, 2004 for a purchase price of 370,000 euros. SA Sound B.V. manufactures and distributes audio products worldwide, and SA USA, Inc. distributes these products in the U.S. If we elect to exercise the option, we would use the manufacturing and distribution capabilities of the companies to decrease our costs of marketing to the European and Far East markets. We paid 50,000 euros for this option. Prior to exercising the option, we will perform further due diligence on the companies and negotiate a stock purchase agreement with the sellers. If the sellers fail to negotiate such stock purchase agreement in good faith, or if the due diligence discloses material adverse facts about the companies, we are entitled to a return of the option purchase price.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, ages and offices of the Company's executive officers and directors:

NAME                         AGE    OFFICE
-------------------------  -------  --------------------------------------------

John M. Gott                  52    President, CEO, CFO and Director
Robert H. Luke, Ph.D.         61    Director
Michael L. Maples             54    Director

         JOHN M. GOTT, our President, Chief Executive Officer, Chief Financial Officer and Director, founded SLS in July 2000 in connection with the merger between SLS and its predecessor. He was also founder and Chief Executive Officer of Sound and Lighting Specialists, Inc., the predecessor of SLS International, Inc., which was founded in October 1994. The predecessor engaged in the sale and installation of sound and lighting systems. Mr. Gott acted as its President and CEO since inception. In that capacity he spearheaded its growth with respect to the sale and installation of sound and lighting systems across the world, including in Carnegie Hall and Disney World in Tokyo. He was our primary salesman through August 2001, when we hired another salesman. Mr. Gott has also been instrumental in the conceptual design and marketing of most of our products.

         ROBERT H. (ROBIN) LUKE, PH.D., has served as a Director since 2001. He is Professor of Marketing and the Department Head of the Marketing Department at Southwest Missouri State University. He has served as the first Department Head of two Marketing Departments and directed the development of the MBA/MPA programs for the University of the Virgin Islands. Dr. Luke has owned and developed several businesses and regularly consults with major U.S. corporations and institutions on marketing issues as a Senior Consultant with R.H. Luke & Associates. He served the Academy of Marketing Science as a member of its Board of Governors from 1992 to 1996 and as Vice President of Development, Vice President and Vice President for Academic Affairs. He presently serves as a Board Member of the Marketing Management Association. He has given or continues to give service commitments to the Boards of Directors or Boards of Advisors of the following organizations: Missouri Partnership for Outstanding Schools, Ozark Greenways, Community Investment Alliance, Sports Directories International, the Community Foundation of the Ozarks, Vision 20/20, the Downtown Springfield Association, Ozarks Chapter of the Boy Scouts of America, A+ Advisory Board of Glendale High School, and Lake County Youth Soccer.

         Dr. Luke has presented numerous papers at international, national and regional marketing conferences. He serves on the Editorial Review Board of the Journal of the Academy of Marketing Science, Journal of Marketing Management. His writings have appeared in over 14 publications. He is the author of Business Careers, an informational source on career opportunities for students, counselors and advisors wishing to know more about business professions. At the age of sixteen, under the name Robin Luke, he wrote and performed "Susie Darling," a song that sold over two million copies from l958 to 1960 and became number one around the world. His career as a recording artist spanned five years and 14 records. He has received numerous awards, including "Distinguished Fellow of the Academy of Marketing Science," the Marketing Management Association's Firooz Hekmat Award in Consumer Behavior and their prestigious Marketing Excellence Award, "best paper awards" from national and international organizations, and the Gift of Time Award from his home city of Springfield Missouri.

         MICHAEL L. MAPLES has served as a Director since 2001. He is Chief Financial Officer, Chief Administrative Officer, Vice President, Treasurer and Corporate Secretary of TranSystems Corporation, an engineering, planning, and consulting firm for the transportation industry. From 1994 to 1996, he was Senior Financial Consultant for Glass & Associates, a consultant to businesses in critical stages of development. From 1991 to 1994, Mr. Maples was Senior Vice President and Controller for Franklin Savings Association, a publicly held group of financial companies. From 1987 to 1991, he was Vice President of Finance & Information Systems for McNally Wellman Company. From 1987 to 1989 he was Treasurer and Corporate Secretary for McNally Pittsburgh, Inc., a group of privately owned engineering and manufacturing companies supplying equipment, systems, parts, and service to the international and domestic material handling industry. From 1983 to 1987, he was Controller and Staff CPA for Gage & Tucker, a multi-office law firm specializing in corporate representation. From 1976 to 1983, he was a Certified Public Accountant, first at Touche Ross & Co., then with a regional firm, and finally as a sole practitioner.

         Each director is elected at the annual meeting of stockholders and each director is elected to serve until his successor shall be elected and shall qualify.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         No reports have been required under Section 16(a) of the Securities Exchange Act of 1934, as amended, because our common stock is not registered under Section 12 of such act.

STATEMENT AS TO INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. In general, these sections provide that persons who are officers or directors of the corporation may be indemnified by the corporation for acts performed in their capacities as such.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SLS pursuant to the provisions in the SLS' By-Laws, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

          The following summarizes the principal compensation received by our executive officers for the fiscal years indicated:

                                                                                                OTHER ANNUAL
NAME & PRINCIPAL POSITION                      YEAR           SALARY          BONUS           COMPENSATION(A)
-------------------------------------------  ----------   ----------------  -----------  ---------------------------

John M. Gott                                   2002           $50,440           0                  $3,898
  President                                    2001           $50,440           0                  $2,614

Richard L. Norton(b)                           2002           $35,384           0                  $2,487
  Vice President                               2001           $40,000           0                  $6,547

------------
(a)  All amounts are payments of medical insurance.
(b)  Resigned on November 18, 2002.

         Each executive officer also serves as a director but receives no compensation for acting as a director. We intend to pay future outside directors who are not officers reasonable and customary fees for their services as directors and for attendance, in person or by telephone, at each meeting of the Board of Directors. We presently have no audit, compensation or nominating committee.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of January 27, 2004 with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of the outstanding shares of our common stock, by directors who own common stock and all officers and directors as a group:


NAME & ADDRESS                                                                       SHARES            PERCENT(1)
---------------------------------------------------------------------------  -----------------------  --------------

John M. Gott                                                                     10,238,045(2)            35.7%
1020 S. Pickwick
Springfield, MO  65804

Robert H. Luke                                                                     16,500(3)                *
818 N. Forest
Springfield, MO  65802

Michael L. Maples                                                                  10,000(3)                *
12608 Howe Drive
Leawood, KS  66209

Richard L. Norton                                                                  3,244,198              11.3%
818 N. Forest
Springfield, MO  65802

Officers and Directors
as a Group (3 persons)                                                             10,264,545             35.9%

All such shares are owned directly by the named stockholders.
------------
*   Less than one percent
(1) Based upon a total of 28,616,128 shares outstanding on January 27, 2004.
(2) Includes (a) an option to purchase 3,244,198 shares owned by Richard L. Norton for $.05 per share, or if lower, 50% of the 5-day average trading price and (b) an option to purchase 10,000 shares at $0.25 per share.
(3) Includes options to purchase 10,000 shares at $0.25 per share.

EQUITY COMPENSATION PLANS

         On January 27, 2004 we had the following securities issued and available for future issuance under equity compensation plans:


                                                                                                   (C)
                                                                                           NUMBER OF SECURITIES
                                             (A)                                         REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES TO             (B)             FUTURE ISSUANCE UNDER EQUITY
                                   BE ISSUED UPON EXERCISE  WEIGHTED-AVERAGE EXERCISE       COMPENSATION PLANS
                                             OF                PRICE OF OUTSTANDING       (EXCLUDING SECURITIES
                                    OUTSTANDING OPTIONS,             OPTIONS,                   REFLECTED
                                     WARRANTS AND RIGHTS       WARRANTS AND RIGHTS            IN COLUMN (A))
--------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION                   645,000 shares of          $0.29 per share           1,355,000 shares of
PLANS APPROVED BY                       common stock                                           common stock
SECURITY HOLDERS
--------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION                   840,000 shares of          $0.25 per share                    0
PLANS NOT APPROVED                      common stock
BY SECURITY HOLDERS
--------------------------------------------------------------------------------------------------------------------
TOTAL                                1,485,000 shares of        $0.27 per share of         1,355,000 shares of
                                        common stock               common stock                common stock
--------------------------------------------------------------------------------------------------------------------


                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         During 1999, certain receivables totaling $80,000 due to SLS from Mr. Gott and Richard Norton were paid by them through an assignment of certain equipment rental fees. The assigned fees had been due them individually for equipment owned by them and leased to non-affiliated third parties. We also received a commission from Messrs. Gott and Norton for handling the rentals and income over a period of three years on their behalf. As of September 30, 2003, we owed $2,674 to Mr. Gott and $0 to Mr. Norton.

                              PLAN OF DISTRIBUTION

         Upon effectiveness of this prospectus, SLS will offer the common stock to its warrant holders that exercise their warrant shares through Mr. Gott. Each common share is offered on a direct offering basis.

         No officers or directors will receive any commissions or compensation for their sale of the common stock pursuant to the terms of the offering. SLS does not anticipate using any registered securities broker-dealers in connection with any sales of the common stock. Officers, directors and other principal stockholders and their affiliates are permitted to purchase the common stock offered if they hold Class A or Class B Warrants. If they choose to purchase in the offering through the exercise of their warrants, they will purchase on the same terms as other non-affiliated investors. However, any officer, director or affiliate purchasing in the offering will purchase for investment and not with a view to resale of the shares of common stock.

                                RESCISSION OFFER

         From May 1, 2002 through the date of this prospectus, warrant holders exercised 2,394,000 Class A Warrants and 49,800 Class B Warrants for a total of 2,443,800 shares of common stock. The warrant holders paid an aggregate of $1,346,400 for these exercises.

         We had a registration statement on file with the SEC registering the shares of common stock that the former warrant holders received upon exercise of the warrants. Under SEC rules, for the registration to be effective, the registration statement must be "current" at the time the shares of common stock are issued. In the case of the shares issued upon exercise of the warrants, this means that the registration statement must be current at the time the applicable warrant is exercised. To be current, SEC rules require the registration statement to be amended within 120 days following the end of the issuer's fiscal year, in order to include the audited financial statements for such fiscal year. We recently determined that the registration statement covering the shares issued upon exercise of the warrants may not have been current on and after May 1, 2002, because it was not amended to include our most recent audited financial statements.

         As a result, we are offering rescission to all warrant holders who exercised warrants during the period from May 1, 2002 through the date of this prospectus (excluding 8,000 shares of common stock received upon exercise of Class A Warrants, which were sold at a gain), at the option of the warrant holders. If a warrant holder elects to accept the offer of rescission, we will return the exercise price of $0.50 per share of common stock received upon exercise of Class A Warrants, and we will return the exercise price of $3.00 per share of common stock received upon exercise of Class B Warrants, in each case plus any interest required by the law of the state of the warrant holder's residence.

         If a warrant holder already sold the shares of common stock in an arm's-length transaction, we will reimburse the amount of the loss upon such sale plus any interest required by the law of the warrant holder's state of residence. If the shares were sold at a gain, the warrant holder would have no damages and would therefore not be entitled to accept the rescission offer.

         The rescission offer expires, with respect to each warrant holder, thirty days after such holder's receipt of the offer.

         Since we are unable to determine which warrant holders have sold their shares and the prices of any such sales, we are unable to determine our total potential liability from the rescission offer. However, in the unlikely event that none of the former warrant holders have sold the shares of common stock eligible for rescission, and if all eligible warrant holders elect to rescind their exercises of warrants, we would be obligated to pay a total of $1,342,400 plus interest. This amount would be reduced to the extent any common stock has been sold by the eligible warrant holders, in the amount of the proceeds from such sales. Since the closing bid price of our common stock on January 27, 2004 was $3.45, and the rescission offer is being made at the exercise prices of $0.50 per share for Class A Warrants and $3.00 per share for Class B Warrants, we believe that it is unlikely that any warrant holders, and particularly the holders who exercised Class A Warrants, will accept the rescission offer. If all holders who exercised Class B Warrants accept the rescission offer, we could be required to pay up to a maximum of $149,400 plus interest for such rescissions. On September 30, 2003, SLS had current assets of $2,789,190, which will be sufficient to fund any accepted offers of rescission.

         For warrant holders in the State of Michigan, the offer is being made pursuant to Section 451.810(e) of Michigan Compiled Laws, 1979, as amended. A copy of such section is available by calling John Gott, the Company's President, at (800) 776-4549. Total

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. On January 27, 2004, there were outstanding a total of 28,616,128 shares of common stock. The holders of shares of common stock:

         o have equal ratable rights to dividends on funds legally available for dividends, provided dividends are declared by the our Board of Directors

         o are entitled to share proportionately in all of our assets available for distribution to holders of common stock upon any sale, dissolution or winding up of our affairs

         o do not have priority rights to subscribe for future offerings of shares of common stock by us

         o do not have any priority rights to convert their shares of common stock into any of our other securities

         o do not have rights to subscribe for shares or convert their shares

         o        have no right to have their shares redeemed by us

         o are entitled to one vote per share on all matters upon which stockholders may vote at all meetings of stockholders

         All shares of common stock now outstanding are fully paid for and are not assessable by us; and all the shares of common stock that are the subject of this offering, when issued, will be fully paid for and will not be assessable by us.

         The holders of shares of our common stock do not have cumulative voting rights, which are rights to accumulate votes to be cast for directors in an election. In this way a stockholder could vote his or her entire total of votes for one director only, and not vote for any other director. However, because there is no cumulative voting, the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose. As a result, the holders of the remaining shares will not be able to elect any of our directors. Upon completion of this offering, Mr. Gott will own 42% of our common stock. Such a concentration of ownership could have an adverse effect on the price of the common stock. It may have the effect of delaying or preventing a change in control, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market prices.

         Some provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us even if a change of control would be beneficial to our stockholders. These provisions include:

         o authorizing the issuance of preferred stock without common stockholder approval

         o        prohibiting cumulative voting in the election of directors

         o limiting the persons who may call special meetings of stockholders

PREFERRED STOCK

         Our authorized capital stock also includes 5,000,000 shares of preferred stock, $.001 par value, of which 2,000,000 shares have been designated Series A Preferred Stock and are outstanding on the date of this prospectus. Our articles of incorporation authorize a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Certificate of Incorporation and limitations imposed by law, is authorized to adopt resolutions to issue the shares; to fix the number of shares; to change the number of shares constituting any series; to provide for or change the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions; the dividend rights, including whether dividends are cumulative; to fix dividend rates; to fix terms of redemption, including sinking fund provisions; to fix redemption prices; to fix conversion rights; and to fix liquidation preferences of the shares constituting any class or series of the preferred stock.

         In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

         We designated 2,000,000 shares as Series A Convertible Preferred Stock. Such shares were sold from time to time in a private placement that commenced in September 2001 and concluded in July 2003. The shares are convertible to common stock one year from the date of purchase at a conversion rate of 10 shares of common stock for each share of preferred stock.

         We are currently considering a private offering of additional preferred stock. Pursuant to such offering, as presently contemplated, we would designate 1,000,000 shares as Series B Preferred Stock. Such shares, after six months from the date of purchase, would be convertible into ten shares of our common stock. The conversion ratio would be adjusted pro rata for stock splits, stock dividends, combinations, and similar actions. Prior to conversion, the shares would have no voting rights. The shares would entitle their holders to share pro rata with the holders of common stock and the holders of Series A Preferred Stock in any cash dividends and any liquidation proceeds.

STOCK OPTION PLAN

         Our Board of Directors approved the SLS International, Inc. 2000 Stock Purchase and Option Plan (the "Plan") and the plan was approved by existing stockholders.

         Our Board of Directors administers the Plan. The Plan affords key employees, officers, and consultants, who are responsible for our continued growth, an opportunity to acquire an investment interest in SLS, and to create in such individuals a greater incentive and concern for the welfare of SLS. By means of this 2000 Stock Purchase and Option Plan, we seek to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         We have reserved up to 2,000,000 shares of common stock for issuance upon exercise of options that may be issued from time to time under the Plan. The shares to be issued are subject to adjustment in the event of stock dividends, splits and other events that affect the number of shares of common stock outstanding.

         Maximum Purchase. The options offered in the plan are a matter of separate inducement and are in addition to any salary or other compensation for the services of any key employee or consultant. The options granted under the plan are intended to be either incentive stock options or non-qualified or non-statutory stock options.

         Option. Participants will receive such options as are granted from time to time by the Board of Directors. The option will state the number of shares and price of common stock to be purchased upon exercise of the options by the option holder.

         Exercise Price. The purchase price per share purchasable under an option will be determined by the Board of Directors. However, for statutory options, the purchase price shall not be less than 90% of the fair market value of a share on the date of grant of such option. Furthermore, any option granted to a participant under the plan who, at the time the option is granted, is one of our officers or directors, the purchase price shall not be less than 100% of the fair market value of a share on the date of grant of such option. In the case of an incentive stock option granted to a participant who, at the time the option is granted, is a 10% stockholder, the purchase price for each share will be an amount not less than 110% of the fair market value per share on the date the incentive stock option is granted.

         Term of Option. The term of each option shall be fixed by the Administrator which in any event will not exceed a term of 10 years from the date of the grant.

         Termination of Employment. The Administrator will have the right to specify the effect to a participant upon his or her retirement, death, disability, leave of absence or any other termination of employment during the term of any option.

         Amendments. The Board of Directors may amend, suspend, discontinue or terminate the Plan; provided, however, that, without approval of our stockholders, no such amendment, suspension, discontinuation or termination will be made that: 1. would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the Plan; 2. would violate the rules or regulations of any national securities exchange on which our shares are traded or the rules or regulations of the NASD that are applicable to us; or 3. would cause us to be unable, under the Internal Revenue Code, to grant investment stock options under the Plan.

WARRANTS

         SLS has authorized the issuance and sale of Class A Warrants and Class B Warrants as part of the units offered. Each warrant provides the right to purchase one share of common stock at a specified price. The Class A Warrant was originally exercisable for a term of 6 months at a price of $.50 per share. The Class B Warrant was originally exercisable for 2 years after exercise of the attached Class A Warrant at a price of $3.00 per share. Through a series of extensions, the Class A Warrants and the Class B Warrants are now exercisable through August 4, 2004. The Class A Warrants and Class B Warrants are immediately detachable from the common stock but are not separable from each other until the Class A Warrant is exercised. The Class A Warrants are immediately exercisable after they are issued. If the Class A Warrant is not exercised on or prior to August 4, 2004 (or such later date as extended by the Company), or if the Class A Warrant is redeemed by SLS, the Class A Warrants and the Class B Warrants shall be void and of no effect.

         If the average closing market price for SLS's common stock is at least equal to the exercise price for the Class A or Class B Warrant for a period of 10 days, then such warrants are capable of being repurchased by SLS at a price of $.001 per warrant. This repurchase by SLS can occur only after SLS mails a 30-day notice to each holder of the warrants that are to be repurchased. However, the holder of the warrants can still exercise the warrants during the 30-day notice period.

         If SLS issues additional shares to others for any reason, other than a consolidation, merger, stock split, or sale of all the assets of SLS, the holder of the warrants will have no rights to purchase any more shares than are represented by the warrants. In addition, no adjustment or change in the exercise price of each warrant will be made, except if a stock split is declared by SLS. In case of a stock split, the exercise price of the warrants shall be adjusted higher or lower depending upon whether the stock split is a reverse stock split or forward stock split. A forward stock split means the shares are being split so that more shares will be outstanding after the stock split. In a forward stock split, the exercise price of the warrants shall be adjusted to permit the purchase of more shares of stock for the original exercise price. If there is a reverse stock split, there will be a reduction in outstanding shares and the exercise price of the warrant shall purchase fewer shares.

         Unless and until a warrant is exercised, each warrant holder will not own any equity interest in SLS by virtue of his ownership of the warrant. The warrant holder may not vote as a stockholder. The warrant holder also will not have rights to any distributions to stockholders unless and until the warrant is exercised and SLS receives the cash consideration for the purchase of the common stock. SLS shall reserve such number of shares of common stock as shall be equal to the number of Class A and Class B Warrants issued. The shares are reserved for future issuance upon exercise of the warrants. The shares to be issued upon the exercise of the warrants have also been registered with the Securities and Exchange Commission. Upon exercise of the warrants, such shares of common stock issued to exercising investors will be freely tradeable and will not constitute restricted securities as such terms are defined under the Securities Act. The sole exception to this will be shares purchased in the offering by officers and directors of SLS. Such shares purchased by them shall be held by them for investment.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have 33,300,328 shares of common stock issued and outstanding, based on the number of shares outstanding on January 27, 2004 and the number of unexercised Class A Warrants and Class B Warrants on such date. Prior to this offering, 21,040,328 of our outstanding shares are deemed to be restricted shares under the Securities Act of 1933. The restricted shares will be eligible for sale pursuant to Rule 144 of the Securities Act at the expiration of the one-year holding period from their date of acquisition. The one-year holding period for some shares has already expired. In addition, we have 1,452,300 shares of Preferred Stock outstanding on January 27, 2004, each of which converts into shares of common stock. As of January 27, 2004, 417,000 shares of preferred stock have been converted into 4,170,000 shares of common stock and such common stock is eligible for sale pursuant to Rule 144 at the expiration of the one-year holding period from their date of acquisition.

         Pursuant to a Consent Order with the State of Missouri, Mr. Gott agreed to lock up his shares through May 5, 2005, to be released only upon specified occurrences, or in increments after May 5, 2003. When eligible under the lock-up agreement, Mr. Gott, who owns 10,238,045 shares (which includes an option to purchase up to 3,244,198 shares owned by Mr. Norton), may only sell up to 2 1/2% of his outstanding shares in any 3-month period. Such sales would also be subject to the resale restrictions of Rule 144 of the Securities Act of 1933, as amended. Future sales may have a negative effect on the price of our shares in the public market. This may cause the price of our common stock to decline and may prevent investors from reselling their shares at a profit.

                                  LEGAL MATTERS

         Legal matters in connection with this offering were passed upon by Alfred V. Greco, PLLC, 666 Fifth Avenue, New York, NY 10103. Mr. Greco, the principal of Alfred V. Greco, PLLC, owned 104,895 shares of SLS common stock on the date he issued his opinion in connection with this offering.

                                     EXPERTS

         The audited financial statements of the Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 appearing in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Weaver & Martin, LLC, independent public accountants. Their report, which appears elsewhere herein, includes an explanatory paragraph as to the ability of SLS to continue as a going concern. The financial statements are included in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

                               FURTHER INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at

450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                             SLS INTERNATIONAL, INC
                              FINANCIAL STATEMENTS

                                      INDEX

SEPTEMBER 30, 2003

Condensed Balance Sheet                                      F-2
Condensed Statement of Operations
  For the Nine Months Ended September 30, 2003               F-3
Condensed Statement of Operations
  For the Three Months Ended September 30, 2003              F-4
Statement of Cash Flows                                      F-5
Notes to Condensed Financial Statements                      F-6


DECEMBER 31, 2002

Independent Auditor's Report                                 F-15
Balance Sheet                                                F-16
Statement of Operations                                      F-17
Statement of Shareholders' Deficit                           F-18
Statement of Cash Flows                                      F-19
Notes to Financial Statements                                F-20

SLS International, Inc.
Condensed Balance Sheet

                                                                        September 30,   December 31,
                                                                            2003           2002
                                                                         -----------    -----------
                                                                         (unaudited)    (audited)
Assets
Current assets:
      Cash                                                               $ 2,048,281    $     4,240
      Accounts receivable, less allowance for doubtful accounts of
        $87,841 for Sept. 30, 2003 and $132,396 for December 31, 2002        139,306        165,024
      Inventory                                                              599,286        261,573
      Prepaid expenses and other current assets                                2,317          6,936
                                                                         -----------    -----------

                    Total current assets                                   2,789,190        437,773
                                                                         -----------    -----------

Fixed assets:
      Vehicles                                                                73,376         31,026
      Equipment                                                               59,504         55,083
      Leasehold improvements                                                   3,376          3,376
                                                                         -----------    -----------

                                                                             136,256         89,485
Less accumulated depreciation                                                 74,879         63,261
                                                                         -----------    -----------

                    Net fixed assets                                          61,377         26,224
                                                                         -----------    -----------

                                                                         $ 2,850,567    $   463,997
                                                                         ===========    ===========

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
      Current maturities of long-term debt and notes payable             $    25,000    $   414,720
      Accounts payable                                                       354,109        417,449
      Due to shareholders                                                      2,674         23,193
      Accrued liabilities                                                     25,778        170,897
                                                                         -----------    -----------

                    Total current liabilities                                407,561      1,026,259
                                                                         -----------    -----------

Commitments and contingencies:
Shareholders' deficit:
      Preferred stock not issued but owed to buyers, $.001 par,
         5,000,000 shares authorized; 1,541,300 and 315,000 shares
        at September 30, 2003 and December 31, 2002                            1,541            315
      Discount on preferred stock                                         (2,555,087)      (233,294)
      Contributed capital - preferred                                      8,893,361      1,852,183
      Common stock, $.001 par; 75,000,000 shares authorized;
        26,948,128 shares and 21,453,528 shares issued at
        September 30, 2003 and December 31, 2002                              26,949         21,454
      Common stock not issued but owed to buyers; 302,000 shares and
         '1,222,000 shares at September 30, 2003 and December 31, 2002           302          1,222
      Contributed capital - common                                         5,038,014      3,386,624
      Unamortized cost of stock issued for services                          (38,881)      (524,984)
      Retained deficit                                                    (8,923,194)    (5,065,782)
                                                                         -----------    -----------

                    Total shareholders' equity (deficit)                   2,443,006       (562,262)
                                                                         -----------    -----------

                                                                         $ 2,850,567    $   463,997
                                                                         ===========    ===========


The accompanying notes are an integral part of these condensed financial statements.

SLS INTERNATIONAL, INC.
CONDENSED STATEMENT OF OPERATIONS

                                                         For The Three Months Ended
                                                                September 30,
                                                        ----------------------------
                                                            2003            2002
                                                        ------------    ------------
                                                                 (unaudited)
Revenue                                                 $    268,023    $    161,688

Cost of sales                                                128,801         123,952
                                                        ------------    ------------
Gross profit                                                 139,222          37,736

General and administrative expenses                        2,123,685         605,885
                                                        ------------    ------------
Loss  from  operations                                    (1,984,463)       (568,149)

Other income (expense):
     Interest expense                                         14,360          (5,067)
     Interest and miscellaneous, net                          58,334             259
                                                        ------------    ------------
                                                              72,694          (4,808)
                                                        ------------    ------------
Loss before income tax                                    (1,911,769)       (572,957)

Income tax provision                                              --              --
                                                        ------------    ------------
Net loss                                                  (1,911,769)       (572,957)
                                                        ------------    ------------

Deemed dividend associated with beneficial conversion
   of preferred stock                                       (877,369)       (180,892)
                                                        ------------    ------------

Net loss availiable to common shareholders              $ (2,789,138)   $   (753,849)
                                                        ============    ============


Basic and diluted earnings per share                    $      (0.11)   $      (0.04)
                                                        ============    ============

Weighted average shares outstanding                       26,391,728      20,647,195
                                                        ============    ============

The accompanying notes are an integral part of these condensed financial statements.

SLS International, Inc.
Condensed Statement Of Operations

                                                         For The Nine Months Ended
                                                               September 30,
                                                        ------------    ------------
                                                            2003            2002
                                                        ------------    ------------
                                                               (unaudited)
Revenue                                                 $    650,044    $    486,204

Cost of sales                                                284,362         318,631
                                                        ------------    ------------

Gross profit                                                 365,682         167,573

General and administrative expenses                        3,232,220       1,667,850
                                                        ------------    ------------

Loss  from  operations                                    (2,866,538)     (1,500,277)

Other income (expense):
      Interest expense                                          (218)        (18,330)
      Interest and miscellaneous, net                         99,272             298
                                                        ------------    ------------

                                                              99,054         (18,032)
                                                        ------------    ------------

Loss before income tax                                    (2,767,484)     (1,518,309)

Income tax provision                                            --              --
                                                        ------------    ------------

Net loss                                                  (2,767,484)     (1,518,309)
                                                        ------------    ------------

Deemed dividend associated with beneficial conversion
   of preferred stock                                     (1,089,927)       (386,118)
                                                        ------------    ------------

Net loss availiable to common shareholders              $ (3,857,411)   $ (1,904,427)
                                                        ============    ============


Basic and diluted earnings per share                    $      (0.16)   $      (0.09)
                                                        ============    ============

Weighted average shares outstanding                       24,720,928      20,095,306
                                                        ============    ============


The accompanying notes are an integral part of these condensed financial statements.

SLS International, Inc.
Condensed Statement Of Cash Flows

                                                                        For The Nine Months Ended
                                                                              September 30,
                                                                       --------------------------
                                                                           2003           2002
                                                                       -----------    -----------
                                                                              (unaudited)
Operating activities:
      Net loss                                                         $(2,767,484)   $(1,518,309)
      Adjustments to reconcile net income to cash flows
        from operating activities:
           Depreciation and amortization                                    11,618         11,139
           Amortization of cost of stock issued for services               779,103        635,352
           Expenses of employee stock options granted                      552,739           --
      Change in assets and liabilities-
           Accounts receivable, less allowance for doubtful accounts        25,718         34,258
           Inventory                                                      (337,713)       (74,003)
           Prepaid expenses and other current assets                         4,619            511
           Accounts payable                                                (63,340)       162,519
           Due to shareholders                                             (20,519)        (2,000)
           Accrued liabilities                                            (145,119)        21,247
                                                                       -----------    -----------

           Cash used in operating activities                            (1,960,378)      (729,286)
                                                                       -----------    -----------


Investing activities:
      Additions of fixed assets                                            (46,771)        (2,697)
                                                                       -----------    -----------

           Cash used in investing activities                               (46,771)        (2,697)
                                                                       -----------    -----------

Financing activities:
      Sale of stock                                                      4,440,750        645,500
      Borrowing of notes payable                                           102,000         55,000
      Repayments of notes payable                                         (491,560)        (9,146)
                                                                       -----------    -----------

           Cash provided by financing activities                         4,051,190        691,354
                                                                       -----------    -----------

Increase (decrease) in cash                                              2,044,041        (40,629)
Cash, beginning of period                                                    4,240         48,390
                                                                       -----------    -----------

Cash, end of period                                                    $ 2,048,281    $     7,761
                                                                       ===========    ===========

Supplemental cash flow information:
      Interest paid                                                    $    43,345    $      --
      Income taxes paid (refunded)                                            --             --

Noncash investing activities:
      Stock issued and options granted for services                    $   822,605    $ 1,073,172



The accompanying notes are an integral part of these condensed financial statements.

                             SLS INTERNATIONAL, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation
         The accompanying unaudited condensed financial statements at September 30, 2003 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial positions as of September 30, 2003 and results of operations and cash flows for the nine months ended September 30, 2003. All such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results expected for a full year. Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentations. The statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 2002.

Note 2 - Commitments and Contingencies
Going Concern
         The accompanying unaudited condensed financial statements at September 30, 2003 have been prepared in conformity with U.S. generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001, 2000, and 1999. The Company's cash position may be inadequate to pay all of the costs associated with establishing a market for sales of its loudspeakers. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing , if and when required, will be available. The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 3 - Notes Payable
         The interest rate on the current notes is 7% and all are past due.

Note 4 - Stock Transactions
         In May, 2001, the Company completed a public offering. The number of shares sold was 4,000,000. Included with the purchase of the shares was a Class A warrant and a Class B warrant. The Class A warrants expire on February 4, 2004 and are exercisable at a price of $.50 per share. The Class B warrants expire on August 4, 2004 and are exercisable at a price of $3.00 per share. The warrants are detachable from the common stock but are not separable from each other until the Class A warrant is exercised.

         From January 1, 2003 to September 30, 2003, 1,620,000 Class A warrants were exercised for 1,620,000 shares of common stock for a total of $810,000. As of September 30, 2003, 2,000 shares of common stock purchased through the exercise of the A warrants in the year ended December 31, 2002 had not been issued and therefore are shown on the balance sheet as common stock not issued but owed to buyers. 1,096,400 Class A warrants are outstanding as of September 30, 2003. No Class B warrants have been exercised as of September 30, 2003.

         In September of 2003, 394,600 Class A warrants were exercised for 394,600 shares of common stock for $200,000 in services in lieu of cash payment.

         In the nine months ended September 30, 2003, the Company sold 1,452,300 shares of preferred stock for $3,630,750. The preferred stock offering was closed on July 31, 2003. This preferred stock contained beneficial conversion features. The features allows the holder to convert the preferred to 10 shares of common stock after a one year period. A discount on preferred shares of $3,411,720 relating to the beneficial conversion feature was recorded on these sales, which will be amortized over a one year period beginning with the date the shareholders purchased their shares. $1,089,927 was amortized to retained earnings in the nine months ended September 30, 2003. At September 30, 2003, the unamortized beneficial conversion on preferred shares was $2,555,088.

         In January of 2002, an agreement was signed with Office Radio Network for consulting services to be performed from January 5, 2002 to January 5, 2003. As compensation for consulting services, the Company gave Office Radio Network $15,000 and issued 150,000 shares of common stock. The shares of common stock were issued on November 19, 2002. Using the market value on the date the agreement was signed, the shares were valued at $111,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $1,388 for the nine months ended September 30, 2003. On September 30, 2003, there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In January of 2002, three agreements were signed for consulting services to be performed. The agreements paid 300,000 shares to the consultants in exchange for $3,000, an executed note receivable for $27,000, and services to be rendered. As of March 31, 2003, 200,000 of the shares had not been issued and are therefore recorded as common stock not issued but owed to buyers on these financial statements. 100,000 of the common shares were issued on November 19, 2002. Using the market value on the date the agreements were signed, the shares were valued at $237,000. Value of the shares over consideration given is $207,000 and is recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over a one year period. Consulting expense relating to these agreements was $8,790 for the nine months ended September 30, 2003. On September 30, 2003 there was $0 remaining in unamortized cost of stock issued for services on the balance sheet. As of September 30, 2003, $18,000 has been paid on the note receivable. A valuation allowance of $9,000 has been used to offset the remaining note receivable from the transaction and therefore $0 is reflected in the asset section of the balance sheet for the note receivables.

         In April of 2002, an agreement was signed with The Equitable Group, LLC for consulting services to be performed from March 26, 2002 to September 26, 2002. As compensation for consulting services, the Company agreed to issue 600,000 shares of common stock, of which 100,000 were nonrefundable, to the consultant. The Company issued 100,000 shares on April 9, 2002. Using the market value on the date the agreement was signed, the shares were valued at $51,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock given for services. On May 2, 2002, the Company terminated the agreement. Upon termination of the agreement all unamortized costs were amortized as consulting expense.

         In April of 2002, an agreement was signed with Muir, Crane, & Co. for consulting services to be performed April 2, 2002 to April 2, 2003. As compensation for consulting services the Company agreed to pay a retainer of $4,000 per month and issue 200,000 shares of common stock. 100,000 shares were issued on April 9, 2002 and 100,000 shares were issued on July 18, 2002. Using the market value on the date the agreement was signed, the shares were valued at $95,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. At December 31, 2002, the consulting agreement had been terminated and all costs were amortized.

         In April of 2002, an agreement was signed with Sam Hamra for consulting services to be performed April 18, 2002 to April 18, 2003. As compensation for consulting services the Company agreed to issue 70,000 shares of common stock. 70,000 shares of common stock were issued on April 18, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,200 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. As compensation, Mr. Hamra was also issued options to purchase 100,000 shares of preferred stock at a strike price of $2.50 per share. This preferred stock was convertible into 1,000,000 shares of common stock after a period of one year. The options expire when the preferred stock offering closes. The closing date has been extended to July 31, 2003. Using the Black-Scholes pricing model, the options were valued at $311,222 and shown as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. At December 31, 2002, the consulting agreement had been terminated and all costs were amortized.

         In June of 2002, an agreement was signed with Liquid Solutions Corp. for consulting services to be performed June 10, 2002 to September 10, 2002. As compensation for consulting services the Company agreed to issue 500,000 shares of common stock. 500,000 shares of common stock were issued on June 19, 2002. Using the market value on the date the agreement was signed, the shares were valued at $155,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the three months of the agreement.

         In August of 2002, an agreement was signed with Atlantic Services, Ltd., a foreign corporation based in Costa Rica, for consulting services to be performed August 15, 2002 to August 15, 2003. As compensation for consulting services the Company agreed to issue 125,000 shares of common stock. 125,000 shares of common stock were issued on August 15, 2002. Using the market value on the date the agreement was signed, the shares were valued at $43,750 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $27,125 for the nine months ended September 30, 2003. On September 30, 2003, there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In September of 2002, an agreement was signed with Art Malone, Jr. for consulting services to be performed September 10, 2002 to March 10, 2003. As compensation for consulting services the Company agreed to issue 250,000 shares of common stock upon signing of the agreement and another 250,000 shares upon the consummation or signing of a celebrity brought directly or indirectly by Mr. Malone as an endorser. 250,000 shares of common stock were issued on September 17, 2002. As of March 31, 2003 no other shares have been issued in regards to this agreement. Using the market value on the date the agreement was signed, the shares were valued at $60,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the six month period of the agreement. Consulting expense relating to this agreement was $22,800 for the nine months ended September 30, 2003. On September 30, 2003, there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In October of 2002, an agreement was signed with Patrick Armstrong of Titan Entertainment Group for consulting services to be performed November 5, 2002 to November 5, 2003. As compensation for consulting services the Company agreed to issue 100,000 shares of common stock and 250,000 options for 250,000 shares of common stock. The options have a strike price of $.30 and expire ten years from date of issuance. 100,000 shares of common stock were issued on November 5, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $57,471 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. All costs will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $72,354 for the nine months ended September 30, 2003. On September 30, 2003, there was $7,107 remaining in unamortized cost of stock issued for services on the balance sheet.

         In October of 2002, an agreement was signed with Larry Stessel of Titan Entertainment Group for consulting services to be performed November 5, 2002 to November 5, 2003. As compensation for consulting services the Company agreed to issue 100,000 shares of common stock and 250,000 options for 250,000 shares of common stock. The options have a strike price of $.30 and expire ten years from date of issuance. 100,000 shares of common stock were issued on November 5, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $57,471 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. All costs will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $72,354 for the nine months ended September 30, 2003. On September 30, 2003, there was $7,107 remaining in unamortized cost of stock issued for services on the balance sheet.

         In December of 2002, an agreement was signed with Atlantic Services, Ltd., a foreign corporation based in Costa Rica, for consulting services to be performed December 2, 2002 to June 2, 2003. As compensation for consulting services the Company agreed to issue 300,000 shares of common stock and the president of the Company agreed to issue 300,000 options to purchase 300,000 shares of common stock owned by him personally. The options have a strike price of $.05 and expire 30 days after the current lock-up period ends on the president's shares. 300,000 shares of common stock were issued on December 9, 2002. Using the market value on the date the agreement was signed, the shares were valued at $114,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $99,099 and recorded as a credit to additional paid in capital - common stock and a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The cost will be amortized over the six month period of the agreement. Consulting expense relating to this agreement was $191,292 for the nine months ended September 30, 2003. On September 30, 2003, there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In December 2002, an agreement was signed with Worldwide Financial Marketing, Inc. for consulting services to be performed December 15, 2002 to December 15, 2003. As compensation for consulting services the Company agreed to issue 300,000 shares of common stock. 300,000 shares of common stock were issued on December 13, 2002. Using the market value of the date the agreement was signed, the shares were valued at $120,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The cost will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $90,000 for the nine months ended September 30, 2003. On September 30, 2003, there was $24,667 remaining in unamortized cost of stock issued for services on the balance sheet.

         In February 2003, an agreement was signed with Tom Puccio for consulting services to be performed February 25, 2003 to August 25, 2003. As compensation for consulting services the Company agreed to issue 300,000 shares of common stock. 300,000 shares of common stock were issued on February 25, 2003. Using the market value of the date the agreement was signed, the shares were valued at $93,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The cost will be amortized over the six month period of the agreement. Consulting expense relating to this agreement was $93,000 for the nine months ended September 30, 2003. On September 30, 2003, there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In the nine months ended September 30, 2003, 226,000 shares of preferred stock were converted into 2,260,000 shares of common stock. 2,160,000 shares have been issued. The remaining 100,000 shares were unissued at September 30, 2003 and are therefore shown in common stock not issued but owed to buyers.

         In July 2003, the Company entered into an endorsement agreement with Steerpike Ltd. The agreement grants 1,100,000 options in exchange for future endorsements of SLS products. Each option is convertible into one share of common stock at a strike price of $0.25 and is exercisable for a period of five years. Expense associated with the options will be recorded over the two year period of the agreement beginning July 31, 2003 and ending July 31, 2005. Expense will be recorded at fair market value, using the Black-Scholes pricing model, on an accelerated method, thereby recording a larger portion of the costs in the earlier months of the two year period. Consulting expense recorded for the period July 31, 2003 to September 30, 2003 was $529,605.

Note 5 - Consulting, Promotional and Investor Relations Services
         During the quarter ended September 30, 2003 SLS utilized the following services:

         Ronald Gee contracted with SLS for promotional services and was paid $235,000 to disseminate information pursuant to SLS's obligation under the Exchange Act. All services were rendered by September 30, 2003.

         Atlantic Services Ltda, DBA Atlantic Services and Phantasma Holding Corp/Red Sea Mgt. located in Costa Rica contracted with SLS and was paid $100,000 to provide SLS consultation and to identify and introduce companies/individuals that may be potential agents, partners, distributors, spokespeople and/or investors. All services were rendered by September 30, 2003.

         Berkshire International LLC DBA Phantasma Holding Corp/Berkshire located in Costa Rica contracted with SLS to provide the services of business development to identify and introduce companies that may be potential partners, support in the implementation of a marketing program and to promote the image of the Company and was paid $150,000. The term of the agreement was from August 11 to November 11, 2003.

         Fitzgerald Galloway contracted with SLS to identify private or public companies for merger and/or acquisition with or by SLS for a period completed by September 30, 2003 and was paid a fee of $20,000.

         Wall Street Investor Relations Corp contracted with SLS for public relations, investor relations and capital raising for a period completed by September 30, 2003 and received a fee of $8,000.

         G. Ghecko Enterprises DBA Red Sea Management, located in Costa Rica, contracted with SLS and was paid $50,000 to provide SLS consultation and the service of business development to identify and introduce companies that may be potential partners. The services were completed by September 30, 2003.

         Art Malone, Jr. provided services for the purpose of securing the appropriate mechanisms to market SLS's products for a fee of $15,000. The services were completed by September 30, 2003.

         Various individuals and corporations performed consulting services for SLS during the quarter and were paid $152,058. All services were substantially completed by September 30, 2003.

Note 6 - Unamortized Cost of Stock issued for Services
         As detailed in Note 4, the Company issued or agreed to issue 2,795,000 shares of common stock and 1,500,000 options as part of consulting agreements in the year ended December 31, 2002 and the nine months ended September 30, 2003. The value of stock issued and options granted totaled $1,692,213 for the period of January 1, 2002 through September 30, 2003. This cost is recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The balance will be amortized into consulting expense over the lives of the various consulting agreements. $1,074,229 for the year ended December 31, 2002 and $579,103 for the nine months ended September 30, 2003, was amortized into consulting expense for those periods. Unamortized cost of stock issued for services was $38,881 as of September 30, 2003.

Note 7 - Related Party Transactions
         On January 18, 2002, the Company borrowed $5,000 from a friend of the president of the Company. The note is a demand note and bears interest at 7%. Monthly interest payments totaling $175 have been paid in the nine months ended September 30, 2003. The note was paid in full on June 17, 2003. The note balance on September 30, 2003 was $0.

         On November 13, 2002, the Company borrowed $50,000 from a friend of the president of the Company. The note is a demand note and bears interest at 10%. Monthly interest payments totaling $2,714 have been paid in the nine months ended September 30, 2003. The note was paid in full on July 18, 2003. The note balance on September 30, 2003 was $0.

Note 8 - Employee Stock Options
         During the second quarter of 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, effective as of the beginning of the year. There have been no previous granting of options to employees and therefore this adoption has no effect on previous financial statements.

         The board of directors approved 145,000 options for employees and directors in the nine months ended September 30, 2003. The options vested immediately. 10,000 options were approved for each of three board members for their roles as directors of the company. 115,000 options were approved for employees of the Company for services rendered. Using the black-scholes pricing model, in accordance with the fair value recognition provision of FASB Statement No. 123, the options were valued at $23,134 and recorded as compensation expense in the nine months ended September 30, 2003.

Note 9 - Subsequent Events
         In October 2003, 40,000 shares of preferred stock were converted into 400,000 shares of common stock.

         From October 1 to November 6, 2003, 20,000 Class A warrants were exercised for 20,000 shares of common stock for a total of $10,000.

               Report of Independent Certified Public Accountants


Stockholders and Directors
SLS International, Inc.

We have audited the accompanying balance sheet of SLS International, Inc. as of December 31, 2002 and 2001 and the related statements of operations, shareholders' deficit, and cash flows for each of the years in the three year period ended December 31, 2002. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SLS International, Inc. as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years ended December 31, 2002 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Weaver & Martin, LLC
Kansas City, Missouri
April 23, 2003

SLS International, Inc.
Balance Sheet

                                                                           December 31,
                                                                   ---------------------------
                                                                       2002            2001
                                                                   -----------     -----------
Assets
Current assets:
      Cash                                                         $     4,240     $    48,390
      Accounts receivable, net of allowance of $132,396 and $0
        for December 31, 2002 and 2001                                 165,024          69,185
      Inventory                                                        261,573         250,998
      Prepaid expenses and other current assets                          6,936           2,081
                                                                   -----------     -----------
                   Total current assets                                437,773         370,654
                                                                   -----------     -----------

Fixed assets:
      Vehicles                                                          31,026          47,376
      Equipment                                                         55,083          50,731
      Leasehold improvements                                             3,376           3,376
                                                                   -----------     -----------
                                                                        89,485         101,483
Less accumulated depreciation                                           63,261          64,594
                                                                   -----------     -----------
                   Net fixed assets                                     26,224          36,889
                                                                   -----------     -----------
                                                                   $   463,997     $   407,543
                                                                   ===========     ===========

Liabilities and Shareholders' Deficit
Current liabilities:
      Current maturities of long-term debt                         $   412,633     $   357,633
      Current maturities of notes payable                                2,087          14,007
      Accounts payable                                                 417,449         196,833
      Due to shareholders                                               23,193          31,886
      Accrued liabilities                                              170,897          67,029
                                                                   -----------     -----------
                   Total current liabilities                         1,026,259         667,388
                                                                   -----------     -----------
Notes payable, less current maturities                                      --           2,321
                                                                   -----------     -----------

Commitments and contingencies:
Shareholders' deficit:
      Preferred stock not issued but owed to buyers, $.001 par,
         2,000,000 shares authorized; 315,000 shares and
         102,000 shares at December 31, 2002 and 2001                      315             102
      Discount on preferred stock                                     (233,294)       (166,694)
      Contributed capital - preferred                                1,852,183         446,298
      Common stock, $.001 par; 75,000,000 shares authorized;
        21,453,528 shares and 19,019,528 shares issued at
        December 31, 2002 and 2001                                      21,454          19,020
      Common stock not issued but owed to buyers; 1,222,000
        shares and 40,000 shares at December 31, 2002 and 2001           1,222              40
      Contributed capital - common                                   3,386,624       1,710,425
      Unamortized cost of stock issued for services                   (524,984)             --
      Retained deficit                                              (5,065,782)     (2,271,357)
                                                                   -----------     -----------
                   Total shareholders' deficit                        (562,262)       (262,166)
                                                                   -----------     -----------
                                                                   $   463,997     $   407,543
                                                                   ===========     ===========


The accompanying notes are an integral part of these financial statements.

SLS International, Inc.
Statement Of Operations

                                                         Year Ended December 31,
                                              ----------------------------------------------
                                                  2002             2001             2000
                                              ------------     ------------     ------------
Revenue                                       $    790,582     $    353,797     $    163,350

Cost of sales                                      537,243          286,924          106,535
                                              ------------     ------------     ------------

Gross profit                                       253,339           66,873           56,815

General and administrative expenses              2,468,565        1,068,335          813,571
                                              ------------     ------------     ------------

Loss  from  operations                          (2,215,226)      (1,001,462)        (756,756)

Other income (expense):
      Interest expense                             (33,306)         (46,011)         (27,126)
      Interest and miscellaneous, net                6,207            7,299            2,172
                                              ------------     ------------     ------------

                                                   (27,099)         (38,712)         (24,954)
                                              ------------     ------------     ------------

Loss before income tax                          (2,242,325)      (1,040,174)        (781,710)

Income tax provision                                    --               --               --
                                              ------------     ------------     ------------

Net loss                                        (2,242,325)      (1,040,174)        (781,710)
                                              ------------     ------------     ------------

Deemed dividend associated with beneficial
   conversion of preferred stock                  (552,100)         (24,706)              --
                                              ------------     ------------     ------------

Net loss availiable to common shareholders    $ (2,794,425)    $ (1,064,880)    $   (781,710)
                                              ============     ============     ============

Basic and diluted earnings per share          $      (0.14)    $      (0.06)    $      (0.06)
                                              ============     ============     ============

Weighted average shares outstanding             20,446,711       17,406,111       14,194,405
                                              ============     ============     ============


The accompanying notes are an integral part of these financial statements.

SLS International, Inc.
Statement Of Shareholders' Deficit

                                                                   Preferred stock                           Common stock
                                              ------------------------------------------------------   -------------------------
                                                                         Discount on    Contributed
                                                 Shares       Amount      Preferred       Capital       Shares          Amount
                                              -----------    --------    -----------    -----------   -----------    -----------
Balance, January 1, 2000                               --    $     --    $        --    $        --    14,368,653    $    14,369

Net loss for the year                                  --          --             --             --            --             --

Cancellation of treasury stock                         --          --             --             --      (960,000)          (960)

Sales of common stock                                  --          --             --             --       524,800            525

Conversion of notes payable                            --          --             --             --       233,075            233

Common stock issued for services                       --          --             --             --       105,000            105
                                              -----------    --------    -----------    -----------   -----------    -----------

Balance, December 31, 2000                             --          --             --             --    14,271,528         14,272
                                              ===========    ========    ===========    ===========   ===========    ===========

Net loss for the year                                  --          --             --             --            --             --

Sales of preferred stock                          102,000         102             --        254,898            --             --

Discount on preferred stock associated
    with beneficial conversion feature                 --          --       (191,400)       191,400            --             --

Amortization of discount on preferred stock            --          --         24,706             --            --             --

Sales of common stock                                  --          --             --             --     4,000,000          4,000
     less expense of sale                              --          --             --             --            --             --

Sales of common stock -
     warrants exercised                                --          --             --             --       788,000            748
                                              -----------    --------    -----------    -----------   -----------    -----------

Balance, December 31, 2001                        102,000         102       (166,694)       446,298    19,059,528         19,020
                                              ===========    ========    ===========    ===========   ===========    ===========

Net loss for the year                                  --          --             --             --            --             --

Sales of preferred stock                          315,000         315             --        787,185            --             --

Discount on preferred stock associated
    with beneficial conversion feature                 --          --       (618,700)       618,700            --             --

Amortization of discount on preferred stock            --          --        552,100             --            --             --

Stock issued from prior period sales                   --          --             --             --            --             40

Conversion of preferred stock to common          (102,000)       (102)            --             --     1,020,000             --

Sales of common stock                                  --          --             --             --       300,000            100

Common stock issued for services                       --          --             --             --     2,195,000          2,195

Options issued for services                            --          --             --             --            --             --

Services paid for on behalf of company                 --          --             --             --            --             --

Amortization of cost of common stock
   issued for services                                 --          --             --             --            --             --

Sales of common stock -
     warrants exercised                                --          --             --             --       101,000             99
                                              -----------    --------    -----------    -----------   -----------    -----------

Balance, December 31, 2002                        315,000    $    315    $  (233,294)   $ 1,852,183    22,675,528    $    21,454
                                              ===========    ========    ===========    ===========   ===========    ===========
[RESTUBBED]
                                                    Common stock
                                             --------------------------   Unamortized cost
                                               Amount       Contributed   of stock issued   Retained      Treasury
                                              Unissued        Capital      for services     Deficit        Stock        Total
                                             -----------    -----------    -----------    -----------    ----------   -----------
Balance, January 1, 2000                     $        --    $   338,131    $        --    $  (424,767)   $  (60,000)  $  (132,267)

Net loss for the year                                 --             --             --       (781,710)           --      (781,710)

Cancellation of treasury stock                        --        (59,040)            --             --        60,000            --

Sales of common stock                                 --         74,475             --             --            --        75,000

Conversion of notes payable                           --         33,067             --             --            --        33,300

Common stock issued for services                      --         14,895             --             --            --        15,000
                                             -----------    -----------    -----------    -----------    ----------   -----------

Balance, December 31, 2000                            --        401,528             --     (1,206,477)           --      (790,677)
                                             ===========    ===========    ===========    ===========    ==========   ===========

Net loss for the year                                 --             --             --     (1,040,174)           --    (1,040,174)

Sales of preferred stock                              --             --             --             --            --       255,000

Discount on preferred stock associated
    with beneficial conversion feature                --             --             --             --            --            --

Amortization of discount on preferred stock           --             --             --        (24,706)           --            --

Sales of common stock                                 --        996,000             --             --            --     1,000,000
     less expense of sale                             --        (80,315)            --             --            --       (80,315)

Sales of common stock -
     warrants exercised                               40        393,212             --             --            --       394,000
                                             -----------    -----------    -----------    -----------    ----------   -----------

Balance, December 31, 2001                            40      1,710,425             --     (2,271,357)           --      (262,166)
                                             ===========    ===========    ===========    ===========    ==========   ===========

Net loss for the year                                 --             --             --     (2,242,325)           --    (2,242,325)

Sales of preferred stock                              --             --             --             --            --       787,500

Discount on preferred stock associated
    with beneficial conversion feature                --             --             --             --            --            --

Amortization of discount on preferred stock           --             --             --       (552,100)           --            --

Stock issued from prior period sales                 (40)            --             --             --            --            --

Conversion of preferred stock to common            1,020           (918)            --             --            --            --

Sales of common stock                                200         29,700             --             --            --        30,000

Common stock issued for services                      --      1,071,755     (1,073,950)            --            --            --

Options issued for services                           --        426,164       (426,164)            --            --            --

Services paid for on behalf of company                --         99,099        (99,099)            --            --            --

Amortization of cost of common stock
   issued for services                                --             --      1,074,229             --            --     1,074,229

Sales of common stock -
     warrants exercised                                2         50,399             --             --            --        50,500
                                             -----------    -----------    -----------    -----------    ----------   -----------

Balance, December 31, 2002                   $     1,222    $ 3,386,624    $  (524,984)   $(5,065,782)   $       --   $  (562,262)
                                             ===========    ===========    ===========    ===========    ==========   ===========



The accompanying notes are an integral part of these financial statements.

SLS International, Inc.
Statement Of Cash Flows

                                                                      Year Ended December 31,
                                                              -----------------------------------------
                                                                  2002           2001           2000
                                                              -----------    -----------    -----------
Operating activities:
      Net loss                                                $(2,242,325)   $(1,040,174)   $  (781,710)
      Adjustments to reconcile net income to cash flows
        from operating activities:
          Depreciation                                             15,018         15,838         15,947
          Amortization of cost of stock issued for services     1,074,229             --             --
          Gain from sale of fixed asset                            (5,900)            --             --
      Change in assets and liabilities-
          Accounts receiveable                                    (95,839)       (53,237)        34,419
          Due from shareholder                                         --             --          3,681
          Inventory                                               (10,575)        17,564       (191,093)
          Refundable income tax                                        --             --         14,797
          Prepaid expenses and other current assets                (4,855)        80,329        (61,890)
          Accounts payable                                        220,616       (111,279)       111,056
          Due to shareholders                                      (8,693)         4,639         12,967
          Deferred revenue                                             --        (70,270)        70,270
          Accrued liabilities                                     103,868         33,981        (37,256)
                                                              -----------    -----------    -----------

          Cash used in operating activities                      (954,456)    (1,122,609)      (808,812)
                                                              -----------    -----------    -----------

Investing activities:
      Proceeds from sale of fixed assets                            5,900             --             --
      Additions to fixed assets                                    (4,353)       (14,324)       (13,160)
                                                              -----------    -----------    -----------

          Cash provided by (used in) investing activities           1,547        (14,324)       (13,160)
                                                              -----------    -----------    -----------

Financing activities:
      Sale of stock, net of expenses                              868,000      1,568,685         75,000
      Borrowing of notes payable                                   55,000        135,000        666,267
      Repayments of notes payable                                 (14,241)      (536,020)       (19,284)
                                                              -----------    -----------    -----------

          Cash provided by used in financing activities           908,759      1,167,665        721,983
                                                              -----------    -----------    -----------

Increase (decrease) in cash                                       (44,150)        30,732        (99,989)
Cash, beginning of year                                            48,390         17,658        117,647
                                                              -----------    -----------    -----------

Cash, end of year                                             $     4,240    $    48,390    $    17,658
                                                              ===========    ===========    ===========

Supplemental cash flow information:
      Interest paid                                           $     6,766    $    14,574    $     7,471
      Income taxes paid (refunded)                                     --             --             --

Noncash investing activities:
      Stock and options issued for services                   $ 1,599,213    $        --    $    15,000
      Conversion of notes payable                                  50,000             --         33,300


The accompanying notes are an integral part of these financial statements.

SLS International, Inc.
Notes to Financial Statements.


1.  Significant Accounting Policies

         Nature of Operations:
             Prior to June 1999, the Company's one business segment was designing, selling and installing sound and lighting systems in churches, schools, theatres, and clubs and developing a proprietary loudspeaker line called SLS Loudspeakers.

             In June 1999, the Company ceased marketing, selling, and installing sound and lighting systems directly and began focusing all efforts towards being a loudspeaker manufacturer only and selling to dealers and contractors.

         Inventories:
             Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory consists of finished goods, raw materials and parts. Included in inventory is $23,478 of finished goods consigned to sales representatives and dealers.

         Fixed Assets:
             Fixed assets are recorded at cost and depreciated over their estimated useful lives. Depreciation is provided on a straight-line basis. The lives used for items within each property classification range from 5 to 10 years.

             Maintenance and repairs are charged to expense as incurred.

             Depreciation expense was $15,018, $15,838, and $15,947 in the years ended December 31, 2002, 2001, and 2000.

         Concentration of Credit Risk:
             The Company's revenues are derived principally from uncollateralized sales to customers in the same industry; therefore, customers may be similarly affected by changes in economic and other conditions within the industry. There has not been any significant credit losses on such sales.

         Research and Development:
              Research and development costs relating to both present and future products are expensed when incurred and included in operating expenses. Research and development costs were $22,095 and $17,569 for the years ended December 31, 2002 and 2001.

         Use of Estimates:
             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations, or cash flows.

SLS International, Inc.
Notes to Financial Statements.


         Revenue Recognition:
             Revenue is recognized when the products are shipped to customers. Installation revenues are recognized when the projects (all less than one month) are completed.

             Deferred revenues represent deposits made to the Company by its customers according to designated credit terms. The revenues associated with these deposits will be recognized when shipments are made.

         Accounts receivable:
             Accounts receivable are carried on a gross basis, with no discounting, less the allowance for doubtful accounts. No allowance for doubtful accounts is recognized at the time the revenue, which generates the accounts receivable, is recognized. Management estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers, and the amount and the age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.

         Cash Equivalents:
             The Company's cash equivalents consist principally of any financial instruments with maturities of generally three months or less and cash investments. The investment policy limits the amount of credit exposure to any one financial institution.

         Long-Lived Assets:
             Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. The Company determined that as of December 31, 2002, there had been no impairment in the carrying value of long-lived assets.

         Financial Instruments:
             The carrying value of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk. Based upon borrowing rates currently available to the Company with similar terms, the carrying value of notes payable and long-term debt approximates fair value.

SLS International, Inc.
Notes to Financial Statements.


         Net Loss Per Share:
             The Company computes loss per share in accordance with SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted loss per share computation.

             The Company's potentially issuable shares of common stock pursuant to outstanding stock options and convertible preferred stock are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

         Recent Accounting Pronouncements:
             In November 2002, the Financial Accountings Standards Board (FASB) issued FASB Interpretation No.45 ("FIN 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others." FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods that end after December 15, 2002. The provision for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a Guarantor's year end. The adoption of FIN 45 by the Company during the quarter ended March 31, 2003 will not have a material impact on its current financial position and results of operations.

             In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure, an Amendment of FAS No. 123." SFAS No. 148 provides additional transition guidance for those entities that elect to voluntarily adopt the accounting provisions of SFAS No. 123. SFAS No. 148 also requires that entities that continue to account for stock-based compensation awards using the intrinsic value method of APB No. 25 provide more prominent disclosures than currently required by SFAS 123, including disclosures in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The Company will continue to account for employee stock-based compensation under APB No. 25 and related interpretations. The Company will adopt the annual disclosure requirements in its financial statements for the year ended December 31, 2003, and the interim disclosure requirements beginning in its financial statements for the quarter ended March 31, 2003.

         Stock-Based Compensation:
             The Company accounts for its stock and options issued for services by non-employees based on the market value of the stock at the date of the agreement and the market value of the options as determined by the Black-Scholes pricing model. The cost is amortized to expense over the life of the agreement to provide services. The

SLS International, Inc.
Notes to Financial Statements.


             Company accounts for its stock option plan in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation'. SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of the grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and when required provide the pro forma disclosure provisions of SFAS No. 123.

         Income Taxes:
             Amounts provided for income tax expense are based on income reported for financial statement purpose and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expense items are recognized for financial reporting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. Under this method, the computation of deferred tax assets and liabilities give recognition to the enacted tax rates in effect in the year the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts that the Company expects to realize.

         Reclassifications
             Certain amounts in the financial statements for the prior period have been reclassified to conform to the current period's presentation.

2.  Going Concern Matters
         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2002, 2001 and 2000, the Company incurred losses of $2,135,219, $1,040,174, and $781,710 respectively. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. It is management's plan to finance its operations for the foreseeable future primarily with proceeds from capital contributed by shareholders and to explore other financing options in the investment community. At December 31, 2002, no formal agreements had been entered into although management is negotiating licensing agreements with entities whom have their own distributors that, if consummated, would generate operating revenues from the commercial sale of its loudspeakers directly to consumers. However, there can be no assurance that these sources will provide sufficient cash inflows to enable the Company to achieve its operational objectives.

SLS International, Inc.
Notes to Financial Statements.


3.  Long Term Debt
         Long term debt consists of the following at December 31, 2002 and 2001:

                                                                   December 31,
                                                                2002           2001
                                                              --------       --------
         Note payable to individual, interest rate of
         10% uncollateralized, principal payable on
         demand. Interest paid monthly.                       $ 50,000       $     --

         Note payable to Individual, interest rate of
         7% uncollateralized, principal payable on
         demand. Interest paid monthly.                          5,000             --

         Notes payable to individuals, interest rate of
         7% uncollateralized, principal past due.
         Interest accrued.                                     357,633        357,633
                                                              ----------     --------
                                                               412,633        357,633
        Less current portion                                   412,633        357,633
                                                              --------       --------
        Long-term portion                                     $     --       $     --
                                                              ========       ========

         All long term debt is either due on demand or past due as of December 31, 2002. Interest expense accrued on long-term debt was $33,517 and $22,584 in the years ended December 31, 2002 and 2001.

4.  Commitments
         Rent expense for operating leases was approximately $56,400, $33,425 and $31,500 for the years ended December 31, 2002, 2001 and 2000. Future minimum lease commitments under non-cancelable leases for the year ended December 31, 2003 is $37,200.

5.  Income Taxes
         The Company does not have an income tax provision in 2002, 2001 and 2000. The Company has loss carryforwards of approximately $3,305,000 expiring from 2011 to 2016.

         Deferred tax is comprised of the following:

         Non-current asset:            2002           2001           2000
                                   -----------    -----------    -----------
         Net operating loss        $ 1,123,700    $   763,800    $   415,000
         Valuation allowance        (1,123,700)      (763,800)      (415,000)
                                   -----------    -----------    -----------
         Total deferred tax, net            --             --             --
                                   ===========    ===========    ===========

SLS International, Inc.
Notes to Financial Statements.


         A percent reconciliation of the provision for income taxes to the statutory federal rate is as follows:

                                               2002     2001     2000
                                              -----    -----    -----
         Statutory federal income tax rate    (34.0%)  (34.0%)  (34.0%)
         Non deductible expense                17.0%     2.0%      .3%
         Change in valuation allowance         17.0%    32.0%    33.7%
                                              -----    -----    -----
         Effective tax rate                     0.0%     0.0%     0.0%
                                              =====    =====    =====

6.  Related Party Transactions
         The Company rents equipment owned by a shareholder for a rental fee. In 2002, 2001 and 2000, the Company collected $1,740, $5,154 and $16,647 in rent for the shareholder. Company revenue from the rental totaled approximately $174, $515 and $1,850 for the years ended December 31, 2002, 2001 and 2000.

         On January 18, 2002, the Company borrowed $5,000 from a friend of the president of the Company. The note is a demand note and bears interest at 7%. Monthly interest payments totaling $322 have been paid in the year ended December 31, 2002. The note balance on December 31, 2002 was $5,000.

         On November 13, 2002, the Company borrowed $50,000 from a friend of the president of the Company. The note is a demand note and bears interest at 10%. Monthly interest payments totaling $444 have been paid in the year ended December 31, 2002. The note balance on December 31, 2002 was $50,000.

         On November 20, 2002 the Company sold a truck to an officer and shareholder for $5,900. The truck's cost was $16,351 and had been fully depreciated. The transaction is reflected in the December 31, 2002 financial statements as a gain from sale of assets of $5,900.

         Amounts owed by or to shareholders to the Company are charged or credited interest.

7.  Major Customers and Suppliers
         In 2002, the company received approximately 29% of its revenue from four customers. The company purchased approximately 21% of the cost of sales from three vendors.

         In 2001, the company received approximately 40% of its revenue from four customers. The company purchased approximately 25% of the cost of sales from three vendors.

         In 2000, the Company received approximately 25% of its revenue from three customers. The Company purchased approximately 50% of the cost of sales from four vendors.

SLS International, Inc.
Notes to Financial Statements.


8.  Stockholders' Equity
         In fiscal 2000, the Company sold 524,800 shares of common stock for $75,000. A stockholder exchanged a $33,300 demand note for 233,075 shares of common stock. The Company issued 105,000 shares of common stock in 2000 in exchange for $15,000 in services.

         On July 25, 2000 the Treasury stock was retired.

         On August 10, 2000, there was a forward split of shares on a 12,800 to 1 basis. The financial statements have retroactive adjustments for the forward stock split.

         In May, 2001, the Company sold 4,000,000 shares of common stock for $1,000,000 in a public offering. There were charges of $80,315 relating to the offering. These expenses have offset contributed capital. Included with the purchase of the shares was a Class A warrant and a Class B warrant. The Class A warrants expire on August 4, 2003 and are exercisable at a price of $0.50 per share. The Class B warrants have a term of 2 years and can be exercisable at a price of $3.00 per share. The warrants are detachable from the common stock but are not separable from each other until the Class A warrant is exercised.

         In May through December, 2001, 788,000 Class A warrants were exercised for 788,000 shares of common stock for a total of $394,000. 3,212,000 Class A warrants are outstanding as of December 31, 2001. No Class B warrants have been exercised as of December 31, 2001.

         In 2002, 101,000 Class A warrants were exercised for 101,000 shares of common stock for a total of $50,500. As of December 31, 2002, 2,000 shares had not been issued. 3,111,000 Class A warrants are outstanding as of December 31, 2002. No Class B warrants have been exercised as of December 31, 2002.

         In fiscal 2001, the Company sold 102,000 shares of preferred stock for $255,000. As of December 31, 2002, the preferred stock certificates had not been issued and are therefore stated in these financial statements as preferred stock not issued but owed to buyers. This preferred stock contained a beneficial conversion feature. The feature requires the holder to convert the preferred to 10 shares of common stock one year after buying the shares. A discount on preferred shares of $191,400 relating to the beneficial conversion feature was recorded which will be amortized over a one year period beginning with the date the shareholders purchased their shares.

         In fiscal 2002, the Company sold 315,000 shares of preferred stock for $787,500. As of December 31, 2002, the preferred stock certificates had not been issued and are therefore stated in these financial statements as preferred stock not issued but owed to buyers. This preferred stock contained a beneficial conversion feature. The feature requires the holder to convert the preferred to 10 shares of common stock one year after buying the shares. A discount on preferred shares of $618,700 relating to the beneficial conversion feature was recorded which will be amortized over a one year period beginning with the date the shareholders purchased their shares.

SLS International, Inc.
Notes to Financial Statements.


         As of December 31, 2002 and 2001, $552,100 and $24,706 has been amortized to retained earnings. At December 31, 2001, the unamortized discount on preferred shares was $166,694. At December 31, 2002, the unamortized discount on preferred shares was $233,294.

         In the fourth quarter of 2002, 102,000 shares of preferred stock were converted to 1,020,000 shares of common stock. As of December 31, 2002, the shares had not been issued and are therefore reflected in these financial statements as common stock not issued but owed to buyers. The shares were subsequently issued in February of 2003.

         In January of 2002, an agreement was signed with Office Radio Network for consulting services to be performed from January 5, 2002 to January 5, 2003. As compensation for consulting services, the Company gave Office Radio Network $15,000 and issued 150,000 shares of common stock. The shares of common stock were issued on November 19, 2002. Using the market value on the date the agreement was signed, the shares were valued at $111,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $109,612 for the year ended December 31, 2002. On December 31, 2002, there was $1,388 remaining in unamortized cost of stock issued for services on the balance sheet.

         In January of 2002, three agreements were signed for consulting services to be performed. The agreements paid 300,000 shares to the consultants in exchange for $3,000, an executed note receivable for $27,000, and services to be rendered. 100,000 of the common shares were issued on November 19, 2002. The remaining 200,000 shares have not been issued as of December 31, 2002 and are therefore reflected in the financial statements as common stock not issued but owed to buyers. Using the market value on the date the agreements were signed, the shares were valued at $237,000. Value of the shares over consideration given is $207,000 and is recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over a one year period. Consulting expense relating to these agreements was $198,210 for the year ended December 31, 2002. On December 31, 2002 there was $8,790 remaining in unamortized cost of stock issued for services on the balance sheet. A valuation allowance of $27,000 has been used to offset the resulting note receivable from the transaction and therefore $0 is reflected in the asset section of the balance sheet for the note receivables.

         In April of 2002, an agreement was signed with The Equitable Group, LLC for consulting services to be performed from March 26, 2002 to September 26, 2002. As compensation for consulting services, the

SLS International, Inc.
Notes to Financial Statements.


         Company agreed to issue 600,000 shares of common stock, of which 100,000 were nonrefundable, to the consultant. The Company issued 100,000 shares on April 9, 2002. Using the market value on the date the agreement was signed, the shares were valued at $51,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock given for services. On May 2, 2002, the Company terminated the agreement. Upon termination of the agreement all unamortized costs were amortized as consulting expense. Consulting expense relating to this agreement was $51,000 for the year ended December 31, 2002. On December 31, 2002 there was $0 remaining in unamortized cost of stock issued for services on the balance sheet.

         In April of 2002, an agreement was signed with Muir, Crane, & Co. for consulting services to be performed April 2, 2002 to April 2, 2003. As compensation for consulting services the Company agreed to pay a retainer of $4,000 per month and issue 200,000 shares of common stock. 100,000 shares were issued on April 9, 2002 and 100,000 shares were issued on July 18, 2002. Using the market value on the date the agreement was signed, the shares were valued at $95,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. At December 31, 2002, the consulting agreement had been terminated and all costs were amortized. Consulting expense relating to this agreement was $95,000 for the year ended December 31, 2002. On December 31, 2002 there was $0 remaining in unamortized cost of stock issued for services.

         In April of 2002, an agreement was signed with Sam Hamra for consulting services to be performed April 18, 2002 to April 18, 2003. As compensation for consulting services the Company agreed to issue 70,000 shares of common stock. 70,000 shares of common stock were issued on April 18, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,200 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. As compensation, Mr. Hamra was also issued options to purchase 100,000 shares of preferred stock at a strike price of $2.50 per share. This preferred stock was convertible into 1,000,000 shares of common stock after a period of one year. The options expire when the preferred stock offering closes. The closing date has been extended to July 31, 2003. Using the Black-Scholes pricing model, the options were valued at $311,222 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. At December 31, 2002, the consulting agreement had been terminated and all costs were amortized. Consulting expense relating to this agreement was $350,517 for the year ended December 31, 2002. On December 31, 2002 there was $0 remaining in unamortized cost of stock issued for services.

         In June of 2002, an agreement was signed with Liquid Solutions Corp. for consulting services to be performed June 10, 2002 to September 10, 2002. As compensation for consulting services the Company agreed to issue 500,000 shares of common stock. 500,000 shares of common stock were issued on June 19, 2002. Using the market value on the date the agreement was signed, the shares were valued at $155,000 and recorded

SLS International, Inc.
Notes to Financial Statements.


         as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense was amortized over the three months of the agreement. Consulting expense relating to this agreement was $155,000 for the year ended December 31, 2002. On December 31, 2002 there was $0 remaining in unamortized cost of stock issued for services.

         In August of 2002, an agreement was signed with Atlantic Services, Ltd., a foreign corporation based in Costa Rica, for consulting services to be performed August 15, 2002 to August 15, 2003. As compensation for consulting services the Company agreed to issue 125,000 shares of common stock. 125,000 shares of common stock were issued on August 15, 2002. Using the market value on the date the agreement was signed, the shares were valued at $43,750 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $16,625 for the year ended December 31, 2002. On December 31, 2002 there was $27,125 remaining in unamortized cost of stock issued for services.

         In September of 2002, an agreement was signed with Art Malone, Jr. for consulting services to be performed September 10, 2002 to March 10, 2003. As compensation for consulting services the Company agreed to issue 250,000 shares of common stock upon signing of the agreement and another 250,000 shares upon the consummation or signing of a celebrity brought directly or indirectly by Mr. Malone as an endorser. 250,000 shares of common stock were issued on September 17, 2002. As of December 31, 2002 no other shares have been issued in regards to this agreement. Using the market value on the date the agreement was signed, the shares were valued at $60,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The expense will be amortized over the six month period of the agreement. Consulting expense relating to this agreement was $37,200 for the year ended December 31, 2002. On December 31, 2002 there was $22,800 remaining in unamortized cost of stock issued for services.

         In October of 2002, an agreement was signed with Patrick Armstrong of Titan Entertainment Group for consulting services to be performed November 5, 2002 to November 5, 2003. As compensation for consulting services the Company agreed to issue 100,000 shares of common stock and 250,000 options for 250,000 shares of common stock. The options have a strike price of $.30 and expire ten years from date of issuance. 100,000 shares of common stock were issued on November 5, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $57,471 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. All costs will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $17,010 for the year ended December 31, 2002. On December 31, 2002 there was $79,461 remaining in unamortized cost of stock issued for services.

SLS International, Inc.
Notes to Financial Statements.


         In October of 2002, an agreement was signed with Larry Stessel of Titan Entertainment Group for consulting services to be performed November 5, 2002 to November 5, 2003. As compensation for consulting services the Company agreed to issue 100,000 shares of common stock and 250,000 options for 250,000 shares of common stock. The options have a strike price of $.30 and expire ten years from date of issuance. 100,000 shares of common stock were issued on November 5, 2002. Using the market value on the date the agreement was signed, the shares were valued at $39,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $57,471 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. All costs will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $17,010 for the year ended December 31, 2002. On December 31, 2002 there was $79,461 remaining in unamortized cost of stock issued for services.

         In December of 2002, an agreement was signed with Atlantic Services, Ltd., a foreign corporation based in Costa Rica, for consulting services to be performed December 2, 2002 to June 2, 2003. As compensation for consulting services the Company agreed to issue 300,000 shares of common stock and the president of the Company agreed to issue 300,000 options to purchase 300,000 shares of common stock owned by him personally. The options have a strike price of $.05 and expire 30 days after the current lock-up period ends on the president's shares. 300,000 shares of common stock were issued on December 9, 2002. Using the market value on the date the agreement was signed, the shares were valued at $114,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. Using the Black-Scholes pricing model, the options were valued at $99,099 and recorded as a credit to additional paid in capital - common stock and a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The cost will be amortized over the six month period of the agreement. Consulting expense relating to this agreement was $21,807 for the year ended December 31, 2002. On December 31, 2002 there was $191,292 remaining in unamortized cost of stock issued for services.

         In December 2002, an agreement was signed with Worldwide Financial Marketing, Inc. for consulting services to be performed December 15, 2002 to December 15, 2003. As compensation for consulting services the Company agreed to issue 300,000 shares of common stock. 300,000 shares of common stock were issued on December 13, 2002. Using the market value of the date the agreement was signed, the shares were valued at $120,000 and recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The cost will be amortized over the one year period of the agreement. Consulting expense relating to this agreement was $5,333 for the year ended December 31, 2002. On December 31, 2002 there was $114,667 remaining in unamortized cost of stock issued for services.

SLS International, Inc.
Notes to Financial Statements.


 9. Notes Payable
         Notes payable consists of the following at December 31, 2002 and 2001:

                                                                  December 31,
                                                                2002      2001
                                                              -------   -------

         Equipment note, payments in monthly
         installments of $1,751 beginning May 1999,
         continuing for 35 months. The final payment
         is due April 2002 and will include all unpaid
         principal. Interest is prime plus 1.5%
         (currently 6.25%)                                    $    --   $ 8,507

         Vehicle note, payments in monthly
         installments of $518 beginning June 1999,
         ending April 2003.  Interest at 8.75%
                                                                2,087     7,821
                                                              -------   -------
                                                                2,087    16,328
         Less current portion                                   2,087    14,007
                                                              -------   -------
         Long-term portion                                    $    --   $ 2,321
                                                              =======   =======

         The aggregate principal amount of notes payable maturing in the year ended December 31, 2003 is $2,087.

10. Unamortized Cost of Stock Issued for Services
         As detailed in Note 8, the Company issued or agreed to issue 2,495,000 shares of common stock and granted 1,500,000 options for common stock as part of consulting agreements. The value of stock issued and options granted totaled $1,599,213 for the year ended December 31, 2002. This cost is recorded as a debit in the equity section of the balance sheet as unamortized cost of stock issued for services. The balance will be amortized into consulting expense over the lives of the various consulting agreements. For the year ended December 31, 2002, $1,074,229 was amortized into consulting expense. Unamortized cost of stock issued for Services was $524,984 as of December 31, 2002, all of which will be amortized into consulting expense in the year ended December 31, 2003.

11. Stock Option Plan
         On July 1, 2000, the Board of Directors approved a stock option plan. The plan covers all eligible employees and is an incentive stock option plan. The number of shares that can be issued under the plan total 2,000,000. There were no options issued in 2000 or 2001. In 2002, the Company granted 1,500,000 options for services as part of consulting agreements detailed in Note 8. The Company accounts for these grants

SLS International, Inc.
Notes to Financial Statements.


         under Accounting Principles Board Opinion No. 25 under which expense has been recognized for services. The following table summarizes the options granted:

              Dividend Yield                                                 0%
              Weighted Average Expected Stock Volatility                    29%
              Weighted Average Risk Free Interest Rate                    2.70%
              Expected Option Lives                        6 months to 10 years
              Value of Options Granted                                 $426,164


                   Options                          2002       2001       2000
                   -------                       ---------   --------   -------
         Outstanding at beginning of year               --   $     --   $    --

         Granted                                 1,500,000         --        --

         Exercised                                      --         --        --

         Expired                                        --         --        --
                                                 ---------   --------   -------


         Outstanding at end of year              1,500,000   $     --   $    --
                                                 =========   ========   =======

         The weighted average exercise price of the options is $0.27.

12. Subsequent Events
         In February of 2003, the Company signed a consulting agreement with Tom Puccio for a period of six months. On February 25, 2003, the Company issued 300,000 shares of common stock in fulfillment of this agreement. Using the market value on the date the agreement was signed, the shares were valued at $93,000.

         In February of 2003, 42,000 shares of preferred stock were converted into 420,000 shares of common stock.

         In February of 2003, 1,020,000 shares of common stock owed to buyers at December 31, 2002 were issued.

         In February and March of 2003, 32,940 shares of preferred stock have been sold for $82,350.

         On April 19, 2003, the board of directors approved and ratified all the consulting agreements detailed in Note 8.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the Delaware General Corporation law which provides for indemnification of directors and officers of a corporation and other specified persons, subject to the specific requirements therein contained. In general, these sections provide that persons who are officers or directors of the corporation may be indemnified by the corporation for acts performed in their capacities as such.

         Further reference is made to sections 102 and 145 of the Delaware General Corporation Law which provide for elimination of directors liability in certain instances, and indemnification of directors and officers of a corporation and other specified persons, subject to the specific requirements therein contained. In general, section 102 allows an authorizing provision in the Certificate of Incorporation which would, subject to certain limitations, eliminate or limit a directors liability for monetary damages for breaches of his or her fiduciary duty. However, such an enabling provision could not limit or eliminate a directors liability for (a) breaches of the duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. There is currently such an enabling provision in the company's Certificate of Incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, unless in the opinion of its counsel that the matter has been settled by controlling precedent, the company will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses (other than the underwriting discounts and commissions and the Underwriter's Non-Accountable Expense Allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered.

           SEC Registration                          $       0**
           Legal Fees and Expenses*                  $    30,000
           Accounting Fees*                          $    10,000
           Printing*                                 $     5,000
           Miscellaneous*                            $     5,000
                                                     ------------
           Total                                     $    50,000
                                                     ============
------------
     *   Estimated
     **  Previously paid

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

NINE MONTHS ENDED SEPTEMBER 30, 2003

         In the nine months ended September 30, 2003, the Company sold 1,370,300 shares of preferred stock for $3,425,750 in cash. All sales were made to accredited investors. Each share of preferred stock is convertible into ten shares of common stock after one year. The sales were made in reliance on
Section 4(2) of the Securities Act of 1933, as amended.

         In the nine months ended September 30, 2003, the Company issued 2,014,600 shares of common stock pursuant to the exercise of outstanding Class A Warrants. The Company received $810,000 upon the exercise of 1,620,000 of such warrants, and charged $200,000 as an expense in lieu of payment for the remaining 394,600 shares, which was provided as compensation to a consultant holding the warrants for such 394,600 shares.

         The net proceeds from the sale of preferred stock and from the exercise of warrants in the first nine months of 2003 were used for working capital purposes. We used one registered broker-dealer for the sale of approximately 265,968 shares of preferred stock and paid commissions of $33,246 for such sales. All of the foregoing uses of proceeds were direct or indirect payments to nonaffiliates.

2002

         In 2002, we sold 315,000 shares of our Preferred Stock to accredited investors, most of which were existing stockholders, for aggregate proceeds of $787,500. We did not use an underwriter in connection with these sales. The sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The net proceeds from these sales in 2002 were used for working capital purposes. We did not use any registered securities broker-dealers in connection with any sales of stock. All of the foregoing uses of proceeds were direct or indirect payments to nonaffiliates.

2001

         In 2001, we sold 102,000 shares of our Preferred Stock to accredited investors, most of which were existing stockholders, for aggregate proceeds of $255,000. We did not use an underwriter in connection with these sales. The sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

2000

         In 2000, we sold 524,800 shares of common stock for $75,000, a stockholder exchanged a $33,300 demand note for 233,075 shares of common stock, and we issued 105,000 shares of common stock in exchange for $15,000 in services. . We did not use an underwriter in connection with these sales. The sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The net proceeds from these sales in 2000 were used for working capital purposes. We did not use any registered securities broker-dealers in connection with any sales of stock. All of the foregoing uses of proceeds were direct or indirect payments to nonaffiliates.

ITEM 27.  EXHIBITS

         The exhibits to this registration statement are listed below. Other than exhibits that are filed herewith, all exhibits listed below are incorporated herein by reference. Exhibits indicated by an asterisk (*) are the management contracts and compensatory plans, contracts or arrangements required to be filed as exhibits to this registration statement.

EXHIBIT                                                           WHERE LOCATED
--------------------------------------------------------------    ---------------------------------------------------
Plan of Reorganization                                            Exhibit 2 to Registration Statement on Form
                                                                  SB-2 filed August 15, 2000

Articles of Incorporation                                         Exhibit 3(i) to Registration Statement on
                                                                  Form SB-2 filed August 15, 2000

Amendment and Restatement of Certificate of                       Exhibit 3(ii) to Registration Statement on
Incorporation                                                     Form SB-2 filed August 15, 2000

By-Laws                                                           Exhibit 3(iii) to Registration Statement on
                                                                  Form SB-2 filed August 15, 2000

Specimen Certificate of Common Stock                              Exhibit 4(i) to Amendment No. 1 to Registration
                                                                  Statement on Form SB-2 filed December 1, 2000

Form of A Warrant                                                 Exhibit 4(ii) to Registration Statement on Form
                                                                  SB-2 filed August 15, 2000

Form of B Warrant                                                 Exhibit 4(iii) to Registration Statement on
                                                                  Form SB-2 filed August 15, 2000

Consent and Opinion of Alfred V. Greco, PLLC                      Exhibit 5(i) to Amendment No. 1 to Form SB-2
                                                                  filed December 1, 2001.

Commercial Property Lease Agreement between Scenic Properties,    Exhibit 10.1 to Form 10-QSB for quarter ended
Inc., and SLS International, Inc., dated September 1, 2003        September 30, 2003, filed November 11, 2003

Agreement dated February 24, 2000 between Igor Levitsky and       Exhibit 10(i) to Amendment No. 1 to
Sound and Lighting Specialists, Inc.                              Registration Statement on Form SB-2 filed
                                                                  December 1, 2000

Promissory Note to Igor Levitsky                                  Exhibit 10(ii) to Amendment No. 1 to
                                                                  Registration Statement on Form SB-2 filed
                                                                  December 1, 2000

Assignment of Technology Rights by Igor Levitsky dated            Exhibit 10(iii) to Amendment No. 1 to
November 9, 2000                                                  Registration Statement on Form SB-2 filed
                                                                  December 1, 2000


Form of Distribution Agreement                                    Exhibit 10(iv) to Amendment No. 2 to
                                                                  Registration Statement on Form SB-2 filed
                                                                  January 16, 2001

2000 Stock Purchase and Option Plan*                              Exhibit 99(i) to Registration Statement on Form
                                                                  SB-2 filed August 15, 2000

Form of Option*                                                   Exhibit 99(ii) to Registration Statement on
                                                                  Form SB-2 filed August 15, 2000

Letter Agreement, dated January 5, 2002 between                   Exhibit 10.1 to Amendment No. 1 to
SLS International, Inc. and Internet PR Group Inc.                Form 10-QSB for quarter ended March 31, 2002,
                                                                  filed May 21, 2003

Share Purchase Agreement, dated January 22, 2002                  Exhibit 10.2 to Amendment No. 1 to
between SLS International, Inc. and Herbie Herbert                Form 10-QSB for quarter ended March 31, 2002,
                                                                  filed May 21, 2003

Share Purchase Agreement, dated January 22, 2002                  Exhibit 10.3 to Amendment No. 1 to
between SLS International, Inc. and Thomas Panos                  Form 10-QSB for quarter ended March 31, 2002,
                                                                  filed May 21, 2003

Share Purchase Agreement, dated August 8, 2001                    Exhibit 10.4 to Amendment No. 1 to
between SLS International, Inc. and Les Garland                   Form 10-QSB for quarter ended March 31, 2002,
                                                                  filed May 21, 2003

Consulting Agreement, dated April 9, 2002, between SLS            Exhibit 10.1 to Amendment No. 1 to
International, Inc. and The Equitable Group, LLC                  Form 10-QSB for quarter ended June 30, 2002,
                                                                  filed May 21, 2003
Letter Agreement, dated April 2, 2002, between SLS                Exhibit 10.2 to Amendment No. 1 to
International, Inc. and Muir Crane & Co.                          Form 10-QSB for quarter ended June 30, 2002,
                                                                  filed May 21, 2003

Letter Agreement, dated April 18, 2002, between SLS               Exhibit 10.3 to Amendment No. 1 to
International, Inc. and Sam F. Hamra                              Form 10-QSB for quarter ended June 30, 2002,
                                                                  filed May 21, 2003

Consulting Services Agreement, dated June 19, 2002, between       Exhibit 10.4 to Amendment No. 1 to
SLS International, Inc. and Liquid Solutions Corp.                Form 10-QSB for quarter ended June 30, 2002,
                                                                  filed May 21, 2003

Letter Agreement, dated July 17, 2002, between SLS                Exhibit 10.1 to Amendment No. 1 to
International, Inc. and Alfred V. Greco PLLC regarding            Form 10-QSB for quarter ended September 30,
settlement  of Alfred V. Greco v. SLS International, Inc.         2002, filed May 21, 2003

Letter Agreement, dated July 17, 2002, between SLS                Exhibit 10.2 to Amendment No. 1 to
International, Inc. and Alfred V. Greco PLLC                      Form 10-QSB for quarter ended September 30,
regarding services to be provided by Alfred V. Greco PLLC         2002, filed May 21, 2003


Consulting Agreement, dated August 15, 2002,                      Exhibit 10.3 to Amendment No. 1 to
between SLS International, Inc. and Atlantic Services Ltd.        Form 10-QSB for quarter ended September 30,
                                                                  2002, filed May 21, 2003

Consulting Agreement, dated September 10, 2002,                   Exhibit 10.4 to Amendment No. 1 to Form 10-QSB
between SLS International, Inc. and Art Malone Jr.                for quarter ended September 30, 2002, filed May
                                                                  21, 2003

Settlement Agreement and General Release dated                    Exhibit 10.20 to Form 10-KSB for year ended
April 1, 2003 between McQuerterGroup and                          December 31, 2002, filed May 21, 2003
SLS  International, Inc.

Letter Agreement dated October 25, 2002 between                   Exhibit 10.21 to Form 10-KSB for year ended
SLS International, Inc. and Patrick J. Armstrong                  December 31, 2002, filed May 21, 2003

Letter Agreement dated October 25, 2002 between                   Exhibit 10.22 to Form 10-KSB for year ended
SLS International, Inc. and Larry R. Stessel                      December 31, 2002, filed May 21, 2003

Consulting Agreement, dated November 18, 2002                     Exhibit 10.23 to Form 10-KSB for year ended
between SLS International, Inc. and Atlantic Services Ltd.        December 31, 2002, filed May 21, 2003

Investor Relations and Financial Public Relations                 Exhibit 10.24 to Form 10-KSB for year ended
Consulting Agreement, dated December 15, 2002                     December 31, 2002, filed May 21, 2003
between SLS International, Inc. and Worldwide Financial
Marketing, Inc.

Consulting Agreement dated February 20, 2003,                     Exhibit 10.1 to Form 10-QSB for quarter ended
between SLS International, Inc. and Tom Puccio                    March 31, 2003, filed June 16, 2003

Option Agreement, dated as of May 19, 2003,                       Exhibit 10.1 to Form 10-QSB for quarter ended
between the Company and Steerpike (Overseas) Ltd.                 June 30, 2003, filed August 14, 2003

Letter Agreement, dated as of May 19, 2003, between the           Exhibit 10.2 to Form 10-QSB for quarter ended
Company and Steerpike (Overseas) Ltd.                             June 30, 2003, filed August 14, 2003

Letter Agreement, dated as of May 19, 2003, between the           Exhibit 10.3 to Form 10-QSB for quarter ended
Company and Steerpike Inc. June 30, 2003,                         filed August 14, 2003

Letter Agreement, dated as of July 10, 2003, between the          Exhibit 10.4 to Form 10-QSB for quarter ended
Company and Alfred V. Greco PLLC, amending prior letter           June 30, 2003, filed August 14, 2003
agreement, dated July 17, 2002, concerning
the settlement of certain litigation between such parties

Consulting Agreement, dated as of July 14, 2003, between SLS      Exhibit 10.2 to Form 10-QSB for quarter ended
International, Inc. and Atlantic Services Ltda.                   September 30, 2003, filed November 11, 2003

Consulting Agreement, dated as of July 22, 2003, between SLS      Exhibit 10.3 to Form 10-QSB for quarter ended
Loudspeakers and Atlantic Services Ltda.                          September 30, 2003, filed November 11, 2003

Consulting Agreement, dated as of August 11, 2003, between SLS    Exhibit 10.4 to Form 10-QSB for quarter ended
International, Inc. and G. Ghecko Enterprises                     September 30, 2003, filed November 11, 2003


Contract for Promotional Services, dated July 14, 2003,           Exhibit 10.5 to Form 10-QSB for quarter ended
between Ronald E. Gee and SLS International, Inc.                 September 30, 2003, filed November 11, 2003

Contract for Promotional Services, dated August 5, 2003,          Exhibit 10.6 to Form 10-QSB for quarter ended
between Ronald E. Gee and SLS International, Inc.                 September 30, 2003, filed November 11, 2003

Contract for Promotional Services, dated September 5, 2003,       Exhibit 10.7 to Form 10-QSB for quarter ended
between Ronald E. Gee and SLS International, Inc.                 September 30, 2003, filed November 11, 2003

Consulting Agreement, dated as of August 11, 2003, between SLS    Exhibit 10.8 to Form 10-QSB for quarter ended
Loudspeakers and Berkshire International, LLC                     September 30, 2003, filed November 11, 2003

Letter Agreement, dated August 29, 2003, between SLS              Exhibit 10.9 to Form 10-QSB for quarter ended
International and Art Malone, Jr.                                 September 30, 2003, filed November 11, 2003

Consulting Agreement, dated August 21, 2003, between SLS          Exhibit 10.10 to Form 10-QSB for quarter ended
International, Inc. and Grant Galloway                            September 30, 2003, filed November 11, 2003

Agreement, dated July 31, 2003 between SLS International, Inc.    Exhibit 10.11 to Form 10-QSB for quarter ended
and Wall Street Investor Relations Corp.                          September 30, 2003, filed November 11, 2003

30 Days Public Relations Services Contracts, dated July 23,       Exhibit 10.12 to Form 10-QSB for quarter ended
2003, between Fitzgerald Galloway Consulting and SLS              September 30, 2003, filed November 11, 2003
International, Inc.

Asset Purchase Agreement, dated February 6, 2004, among           Exhibit 10.1 Filed herewith
Evenstar, Inc., Joel A. Butler, David L. Butler,
Patrick D. Butler and SLS International, Inc.

Stock Purchase Option Agreement, dated February 6, 2004,          Exhibit 10.2 Filed herewith
among B & B Beheer B.V., Campex Holding B.V., Serge
Van Tuijn and SLS International, Inc.

List of Subsidiaries of SLS International, Inc.                   Exhibit 21 to Form 10-KSB for year ended
                                                                  December 31, 2002, filed May 21, 2003

Consent of Weaver & Martin LLC Independent                        Exhibit 23 Filed herewith.
Certified Public Accountants

Consent Order of Missouri Securities Division and                 Exhibit 99(iv) to Post-Effective Amendment No.
SLS International, Inc.                                           1 filed May 30, 2001

Promotional Shares Lock-In Agreement                              Exhibit 99(v) to Post-Effective Amendment No. 1
                                                                  filed May 30, 2001

Modification to Consent Order of Missouri Securities Division     Exhibit 99.1 Filed herewith
and SLS International, Inc.

ITEM 28.  UNDERTAKINGS

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Februray 6, 2004.

                                                   SLS INTERNATIONAL, INC.

                                                   /s/ JOHN M. GOTT
                                                   ----------------
                                                   John M. Gott, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

                NAME                                        TITLE                                   DATE
-------------------------------------   ----------------------------------------------   ---------------------------

/s/ JOHN M. GOTT                        President, Chief Executive Officer,                 February 6, 2004
------------------------------------    Chief Financial Officer, Director
John M. Gott


/s/ ROBERT H. LUKE, Ph.D                Director                                            February 6, 2004
------------------------------------
Robert H. Luke, Ph.D


/s/ MICHAEL L. MAPLES                   Director                                            February 6, 2004
------------------------------------
Michael L. Maples


/s/ ED MOIST                            Controller                                          February 6, 2004
------------------------------------
Ed Moist


                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

 10.1 Asset Purchase Agreement, dated February 6, 2004, among Evenstar, Inc., Joel A. Butler, David L. Butler,
                Patrick D. Butler and SLS International, Inc.

 10.2 Stock Purchase Option Agreement, dated February 6, 2004, among B & B Beheer B.V., Campex Holding B.V., Serge
                Van Tuijn and SLS International, Inc.

 23             Consent of Weaver & Martin LLC Independent Certified Public
                Accountants

 99.1 Modification to Consent Order of Missouri Securities Division and SLS International, Inc.